UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DURECT Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DURECT CORPORATION

10260 Bubb Road

Cupertino, CA 95014

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2022

On Wednesday, June 15, 2022 at 9:00 a.m. Pacific Time, DURECT Corporation (the “Company”) will hold its 2022 Annual Meeting of Stockholders (the “Meeting”).  The Meeting will be a “virtual” meeting of stockholders given the concerns around COVID-19, which allows us to continue to proceed with the Meeting while mitigating the health and safety risks to participants.  Stockholders will not be able to physically attend the Meeting.  Stockholders will be able to attend the Meeting via live audio webcast by visiting www.meetnow.global/M9RFM9P, as well as vote shares electronically and submit questions electronically during the meeting. To attend and participate in the Meeting, including voting shares at and submitting questions during the Meeting, stockholders must have their 15-Digit Control Number assigned by Computershare Trust Company, N.A., the Company’s transfer agent.  Instructions for how to obtain such 15-Digit Control Number are provided in the attached Proxy Statement. Stockholders may also view reference materials such as our list of stockholders as of April 20, 2022, the record date, when they attend the Meeting. Please see the section entitled “Time and Place of the Annual Meeting” for additional details related to reviewing our list of stockholders.

Only stockholders who owned common stock at the close of business on April 20, 2022 can vote or submit questions at the Meeting or any adjournment that may take place. At the Meeting, the stockholders are being asked to vote on:

1.	Electing two Class I directors of our Board of Directors to serve until the 2025 annual meeting of stockholders;
2.	Approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 350,000,000 to 600,000,000;
3.	Approving the amendment and restatement of the 2000 Stock Plan;
4.	A non-binding advisory vote to approve executive compensation; and
5.	Ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

In addition, you may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

The Board of Directors recommends that you vote for all of the nominees to the board in proposal one and in favor of each of two, three, four and five, outlined in the attached Proxy Statement.

We cordially invite all stockholders to attend the Meeting virtually. However, whether or not you expect to attend the Meeting, please vote your shares as soon as possible. You may vote over the internet or by using the toll-free telephone number on your proxy card or voting instruction materials, or by mailing a proxy card or voting instruction card. Please review the instructions on the Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction materials regarding your voting options. If you vote and then decide to attend the Meeting to vote your shares, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the Meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

Jian Li
Senior Vice President, Finance and Corporate Controller and Secretary
Cupertino, California
April [●], 2022

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting To Be

Held on June 15, 2022.

The Proxy Statement, a proxy card and our 2021 Annual Report are available free of charge on the internet at https://proxydocs.com/DRRX.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY VOTE OVER THE INTERNET OR BY USING THE TOLL-FREE TELEPHONE NUMBER ON YOUR PROXY CARD OR VOTING INSTRUCTION MATERIALS, OR BY MAILING A PROXY CARD OR VOTING INSTRUCTION CARD. PLEASE REVIEW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR ON YOUR PROXY CARD OR VOTING INSTRUCTION MATERIALS REGARDING YOUR VOTING OPTIONS IF YOU ATTEND THE MEETING VIA THE INTERNET, YOU MAY VOTE IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

DURECT CORPORATION

10260 Bubb Road

Cupertino, CA 95014

PROXY STATEMENT

FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

JUNE 15, 2022

Information About Solicitation and Voting

The accompanying Proxy Statement is solicited on behalf of DURECT Corporation’s Board of Directors (the “Board”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) to be held on June 15, 2022 at 9:00 a.m. Pacific Time via live audio webcast by visiting www.meetnow.global/M9RFM9P, as well as vote shares electronically and submit questions electronically during the meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. Please read it carefully.

The Board has set April 20, 2022 as the record date for the Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Meeting, with each share entitled to one vote. Stockholders who hold shares in “street name” may vote at the Meeting only if they hold a valid proxy from their broker. As of the record date, there were [●] shares of common stock outstanding and entitled to vote at the Meeting.

In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to DURECT Corporation
•	“Annual Meeting” or “Meeting” means the 2022 Annual Meeting of stockholders
•	“Board of Directors” or “Board” means our Board of Directors
•	“SEC” means the Securities and Exchange Commission
•	“Computershare” or “transfer agent” refers to Computershare Trust Company, N.A.

The expenses of soliciting proxies will be paid by the Company. Following the original mailing of the soliciting materials, the Company and its agents may solicit proxies by mail, electronic mail, telephone, facsimile or by other similar means. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

We have summarized below important information with respect to the Annual Meeting.

Internet Availability of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about May 5, 2022, we will mail our stockholders on the record date a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review all of the important information contained in our proxy materials, including our Proxy Statement and our 2021 Annual Report to Stockholders. These materials are also available free of charge on the internet at https://proxydocs.com/DRRX. The Notice also provides instructions on how to vote by telephone or through the internet and includes instructions on how stockholders may obtain paper copies of our proxy materials if they so choose.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Wednesday, June 15, 2022, at 9:00 a.m. Pacific Time. All stockholders who own shares of our stock as of April 20, 2022, the record date, may attend the Annual Meeting. The Meeting will be a “virtual” meeting of stockholders given the concerns around COVID-19, which allows us to continue to proceed with the Annual Meeting while mitigating the health and safety risks to participants.  Stockholders will not be able to physically attend the Meeting.  Stockholders will be able to attend the Meeting via live audio webcast by visiting www.meetnow.global/M9RFM9P, as well as vote shares electronically and submit questions electronically during the meeting. To attend and participate in the Meeting, including voting shares at and submitting questions during the Meeting, stockholders must have their 15-Digit Control Number assigned by Computershare, the Company’s transfer agent.  Instructions for how to obtain such 15-Digit Control Number are provided in the attached Proxy Statement.  Stockholders may also view reference materials such as our list of stockholders as of the record date when they attend the Meeting.

Purpose of the Proxy Materials

You are receiving proxy materials from us because you owned shares of our common stock on April 20, 2022, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

If you are a stockholder of record and submit a signed proxy card, you are appointing James E. Brown and Jian Li as your representatives at the Meeting. James E. Brown and Jian Li will vote your shares at the Meeting as you have instructed them. This way, your shares will be voted whether or not you attend the Meeting. Alternatively, you may vote your shares on the internet or by telephone by following the instructions on your Notice or proxy card.

If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the Annual Meeting.

Even if you plan to attend the Meeting it is a good idea to vote in advance of the Annual Meeting, indicate your preferences on the paper proxy card you requested (as described below), and then date, sign and return your proxy card, or vote your shares by telephone or via the internet, just in case your plans change and you are unable to attend the Annual Meeting.

Proposals to Be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

1.	Electing two Class I directors of our Board of Directors to serve until the 2025 annual meeting of stockholders;
2.	Approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 350,000,000 to 600,000,000;
3.	Approving the amendment and restatement of the 2000 Stock Plan;
4.	A non-binding advisory vote to approve executive compensation; and
5.	Ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends a vote FOR ALL the nominees to the Board (Proposal 1) and FOR each of the other proposals.

Instructions for how to obtain the 15-Digit Control Number and vote

Stockholders of record

As a stockholder of record (i.e., you hold your shares through our transfer agent, Computershare), you may vote the shares held in your name.

If you do not wish to participate in the Annual Meeting via webcast, you may vote as follows:

1. Over the internet: Go to www.investorvote.com/DRRX;

2. By telephone: Call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada); or

3. By mail: You may vote by requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice and completing, signing, dating and returning, in the accompanying postage prepaid envelope, your paper proxy card that you receive in response to your request. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on June 14, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you wish to vote electronically while attending the Annual Meeting via webcast, you may vote while the polls remain open, at www.meetnow.global/M9RFM9P. You will need the 15-Digit Control Number assigned by Computershare that is included on your Notice or proxy card in order to be able to attend and vote electronically during the Annual Meeting.

Even if you plan to attend the Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial owner of shares held in street name

As a beneficial owner of shares, you have the right to direct your bank, broker, trustee or other nominee how to vote your shares.

If you do not wish to participate in the Annual Meeting via webcast, you may vote by providing voting instructions to your bank, broker, trustee or other nominee. Subject to and in accordance with the instructions provided by your bank, broker, trustee or other nominee, you may vote in one of the following manners: over the internet, by telephone or by mail.

Beneficial owners of shares may also vote electronically while attending the Annual Meeting via webcast, while the polls remain open, at www.meetnow.global/M9RFM9P. Since a beneficial owner is not the stockholder of record, you may not attend and vote your shares at the Annual Meeting unless you (i) obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting and (ii) register with Computershare by submitting such legal proxy to Computershare as directed below and receiving a 15-Digit Control Number assigned by Computershare. Such legal proxy must reflect your holdings of our common stock along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 10, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare as follows:

1. By email: Forward the email from your bank, broker, trustee or other nominee containing your legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com; or

2. By mail: Mail your legal proxy to Computershare, DURECT Corporation, Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

Your bank, broker, trustee or other nominee will also send you separate instructions describing additional procedures, if any, for voting your shares electronically during the Annual Meeting.

Even if you plan to attend the Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting Procedure

You may vote by internet.

If you are a stockholder of record, you may submit your proxy by internet by following the instructions on the Notice or your proxy card and by following the voting instructions on the website.

If you hold your shares in street name, please check the Notice or the voting instructions provided by your broker, trustee or nominee for internet voting availability and instructions. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote by telephone.

If you are a stockholder of record, you may submit your proxy by following the “Vote-by-Telephone” instructions on the proxy card or the Notice.

If you hold your shares in street name, please check the voting instructions provided by your broker, trustee or nominee for telephone voting availability and instructions.

You may vote by mail.

If you requested and received paper copies of our proxy materials and you are a stockholder of record, and elect to vote by mail, please indicate your preferences on the proxy card, date and sign your proxy card and return it in the postage-prepaid and addressed envelope that was enclosed with your proxy materials. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed. Note that you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote via the internet and how to request paper copies of the proxy materials.

If you hold your shares in street name, you may vote by mail by completing, signing and dating the voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying postage-prepaid and addressed envelope.

You may vote at the Meeting.

If you attend the “virtual” Meeting, you will have the opportunity to vote at that time. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain a valid legal proxy to vote your shares at the Annual Meeting and then register in advance to attend the Annual Meeting through our transfer agent, Computershare, no later than 5:00 p.m. Eastern Time on June 10, 2022.

The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

If you encounter any technical difficulties accessing the “virtual” Meeting during the check in or meeting time, please call the technical support number 1-888-724-2416 (toll-free within the United States, U.S. territories and Canada) or 1-781-575-2748 (outside of the United States, U.S. territories and Canada).

You may change your mind after you have returned your proxy.

If you are the stockholder of record and you change your mind after you have submitted your proxy via the internet or by telephone or returned your proxy card, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	entering a new vote via the internet, by telephone or by signing and returning another proxy card at a later date, but before the polls close at the Annual Meeting; or
•	voting at the Annual Meeting.

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting in person.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Delivery of Documents to Security Holders Sharing an Address

Only one Proxy Statement and annual report is being delivered to you if you share an address with another stockholder, unless we receive contrary instructions from you or one of the other stockholder(s). We will deliver promptly upon written or oral request a separate copy of the Proxy Statement and annual report to you if you share an address to which we delivered a single copy of the documents; this request should be directed to Jian Li, Senior Vice President, Finance and Corporate Controller, DURECT Corporation, 10260 Bubb Road, Cupertino, CA 95014, (408) 406-6576.

Quorum Requirement

Shares are counted as present at the Meeting if the stockholder either:

•	is present and votes at the Meeting, or
•	has properly voted via the internet or by telephone, or submitted a proxy card in the mail (or someone has submitted a card on the stockholder’s behalf).

A majority of our outstanding shares as of the record date must be present at the Meeting (including by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If you are a beneficial owner of shares and your brokerage firm or other similar organization does not receive voting instructions from you, your brokerage firm may either:

•	vote your shares on routine matters, or
•	leave your shares unvoted.

If you are a beneficial owner and hold your shares in “street name” through a broker or other nominee and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but do not have discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 2) or for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Proposal 5) because those are deemed to be a routine matters under applicable rules, but the broker could not vote your shares for any of the other three proposals on the agenda for the Annual Meeting.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote. For example, broker non-votes will count as votes AGAINST the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 2).

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote. For example, abstentions will count as votes AGAINST the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 2).

Required Vote

Assuming a quorum is present and as set forth in Proposal 1, each director nominee must be elected by a plurality of the votes of the shares present in person virtually or represented by proxy at the meeting and entitled to vote on the election of directors, meaning that the two nominees receiving the highest number of “FOR” votes of shares that are present and entitled to vote will be elected as Class I directors. The vote required to approve the Amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock as set forth in Proposal 2, is the affirmative vote of the holders of a majority of the shares of common stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy. The vote required to approve the amendment and restatement of our 2000 Stock Plan, including to increase the number of shares of the our common stock available for issuance thereunder by 18,000,000 shares, to increase the term of the Stock Plan by another three years and to adopt certain other best practices, as set forth in Proposal 3, and to ratify the appointment of the independent registered public accounting firm, as set forth in Proposal 5, is the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

Proposal 4 is a non-binding advisory vote; however, the Compensation Committee and the Board of Directors will consider the voting results on the proposal.

Vote Solicitation; No Use of Outside Solicitors

DURECT Corporation is soliciting your proxy to vote your shares at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement and the accompanying material will be borne by the Company. In addition to this solicitation by mail, our directors, officers, agents, and other employees may contact you by telephone, internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, who will act as the Inspector of Election. The Inspector of Election will also determine whether a quorum is present at the Annual Meeting. The Inspector of Election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Those shares represented by votes cast via the internet or by telephone, or represented by proxy cards received, marked, dated, and signed, and in each case, not revoked, will be voted at the Annual Meeting. If a stockholder submits proxy voting instructions with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. If you are a stockholder of record (that is, if your shares are held in your name and not in street name by a brokerage firm) and you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and the proxy holders may determine in their discretion any other matters properly presented for a vote at the Meeting. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We believe that the procedures to be used by the Inspector of Election to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in a current report on Form 8-K, which we will file with the SEC within four business days of the meeting. You can get a copy on our website at www.durect.com in the Investor Relations section, by contacting Jian Li, our Senior Vice President, Finance and Corporate Controller, at (408) 406-6576 or the SEC at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented at the Annual Meeting, if you are a stockholder of record and submit your signed proxy card, you are giving authority to James E. Brown and Jian Li to vote on such matters at their discretion.

Stockholder Proposals For The 2023 Annual Meeting

To have your proposal included in our proxy statement for our 2023 annual meeting, you must submit your proposal in writing no later than January 6, 2023 to Jian Li, Senior Vice President and Corporate Controller and Secretary, DURECT Corporation, 10260 Bubb Road, Cupertino, CA 95014. Any such proposal must also comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations thereunder, as well as our bylaws, which may be obtained free of charge by written request to Jian Li, Senior Vice President, Finance and Corporate Controller and Secretary, DURECT Corporation, 10260 Bubb Road, Cupertino, CA 95014.

Pursuant to our bylaws, stockholders must provide notice of any business that they wish to submit for consideration at the 2023 annual meeting to our executive offices (Attention: Secretary) no later than March 17, 2023 and no earlier than February 15, 2023; provided, however, that if the 2023 annual meeting is moved more than 30 days prior to or 60 days after the anniversary of the Annual Meeting and less than 60 days’ notice is provided to stockholders, then notice of a stockholder proposal must be received within 10 days of public notice of the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors is divided into three classes, with staggered three-year terms. Our Class I directors, whose terms expire at the Annual Meeting and who are being nominated for re-election for a three-year term, are Terrence F. Blaschke and Gail J. Maderis. Each nominee has consented to serve an additional three-year term. If re-elected at the Annual Meeting, each of these nominees would serve until the 2025 Annual Meeting. Simon X. Benito, our other Class I director, has elected not to be nominated for re-election.

Our Class II directors, whose terms expire at our 2023 annual meeting, are Peter S. Garcia, David R. Hoffmann and Judith J. Robertson. Our Class III directors, whose terms expire at our 2024 annual meeting, are Mohammad Azab, James E. Brown and Gail M. Farfel.  You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. Terrence F. Blaschke and Gail J. Maderis, currently Class I directors, are nominees for re-election at the Annual Meeting.

Vote Required

If a quorum is present, the two nominees receiving the highest number of votes of shares that are present and entitled to vote will be elected as directors for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of Terrence F. Blaschke and Gail J. Maderis. If additional people are nominated for election as directors through the stockholder proposal process, which includes written notification to us within specified time frames, unless marked otherwise, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected.

Directors

The names of our directors, their ages as of April 20, 2022 and certain other information about them are set forth below. As noted above, Mr. Benito has elected not to be nominated for re-election. The following table was prepared based on the changes in the composition of Board members as of the Annual Meeting and excludes information with respect to Mr. Benito.

Name	Age	Position
James E. Brown, D.V.M.	65	President, Chief Executive Officer, Director
Mohammad Azab, M.D., M. Sc., M.B.A. (1) (3) (4)	66	Director
Terrence F. Blaschke, M.D. (3) (4)	79	Director and Director Nominee, Chairman of the Research and Development Committee
Gail M. Farfel, Ph.D. (4)	58	Director
Peter S. Garcia, M.B.A. (2)	60	Director
David R. Hoffmann (1) (2)	77	Chairman of the Board, Chairman of the Audit Committee
Gail J. Maderis, M.B.A. (1) (2)	64	Director and Director Nominee, Chairman of the Compensation Committee
Judith J. Robertson (2) (3)	62	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Research and Development Committee

James E. Brown, D.V.M. co-founded DURECT in February 1998 and has served as our President, Chief Executive Officer and on our Board of Directors since June 1998. He previously worked at ALZA Corporation as Vice President of Biopharmaceutical and Implant Research and Development from June 1995 to June 1998. Prior to that, Dr. Brown held various positions at Syntex Corporation, a pharmaceutical company, including Director of

Business Development from May 1994 to May 1995, Director of Joint Ventures for Discovery Research from April 1992 to May 1995, and held a number of positions including Program Director for Syntex Research and Development from October 1985 to March 1992. Dr. Brown holds a B.A. from San Jose State University and a D.V.M. (Doctor of Veterinary Medicine) from the University of California, Davis where he also conducted post-graduate work in pharmacology and toxicology. Dr. Brown’s scientific expertise and pharmaceutical industry experience as well as his valuable perspective as the Company’s Chief Executive Officer and co-founder are among the special qualifications that he brings to our Board of Directors.

Mohammad Azab, M.D., M. Sc., M.B.A. has served on our Board of Directors since January 2021. Dr. Azab previously served as President and Chief Medical Officer of Astex Pharmaceuticals, Inc. from 2014 to 2020 after holding the position of Chief Medical Officer there commencing in 2009 and has served as the Chair of the board of directors for Astex Pharmaceuticals, which is a wholly owned subsidiary of Otsuka Pharmaceuticals, focused on the discovery and development of drugs in oncology and other therapeutic areas. Previously, Dr. Azab served as President and CEO of Intradigm Corporation, a developer of siRNA cancer therapeutics. Prior to this, Dr. Azab served as Executive Vice President of Research and Development, and Chief Medical Officer of QLT Inc., and in several drug development leadership positions at Astra Zeneca in the United Kingdom and Sanofi Pharmaceuticals in France. During his career Dr. Azab has led or has been involved with the development of 8 approved drugs, 7 in Oncology and one in Ophthalmology.  Dr. Azab holds his M.D. degree (M.B., B.Ch.) from Cairo University and an M.B.A. from the Richard Ivey School of Business, University of Western Ontario. He received post-graduate training and degrees in oncology research from the University of Paris-Sud and biostatistics from the University of Pierre et Marie Curie in Paris, France. Dr. Azab has more than 30 years of experience in clinical research, global drug development, and business management and led the global development of several drugs currently approved in oncology and other therapeutic areas. Dr. Azab has served on the boards of directors of Xenon Pharmaceuticals Inc. since 2013 and of Sernova Corporation since 2021. Dr. Azab’s scientific background including his senior management experience in the pharmaceutical industry and his service as a board member on multiple publicly traded companies are among the qualifications he brings to our Board of Directors.

Terrence F. Blaschke, M.D. has served on our Board of Directors since December 2006. Dr. Blaschke has served on the faculty of Stanford University since 1974 and is Professor of Medicine and Molecular Pharmacology (Emeritus) at the Stanford University School of Medicine. From 2012 to January 2016, he was a senior program officer, Global Health Discovery and Translational Science at the Bill and Melinda Gates Foundation. Dr. Blaschke held the position of Vice President of Methodology and Science at Pharsight Corporation from 2000 to 2002. Dr. Blaschke has served as an independent consultant working with a number of leading pharmaceutical and biotechnology companies. Dr. Blaschke was formerly a board member of Therapeutic Discovery Corporation and Crescendo Pharmaceuticals, two publicly-traded companies. He has also worked as a special government employee for the U.S. Food and Drug Administration (“FDA”) and has served as the Chairman of the FDA’s Generic Drugs Advisory Committee. Dr. Blaschke holds his M.D. degree from Columbia University and a B.S. in Mathematics from the University of Denver. Dr. Blaschke’s medical and scientific expertise and pharmaceutical industry experience relating to drug development are among the qualifications he brings to our Board of Directors.

Gail M. Farfel, Ph.D. has served on our Board of Directors since April 2019.  Dr. Farfel has served as the Executive Vice President and Chief Development Officer of Zogenix, Inc. since July 2015, where she oversees Nonclinical and Clinical Development and Regulatory Affairs. Before joining Zogenix, Dr. Farfel was Chief Clinical and Regulatory Officer of Marinus Pharmaceuticals, a biopharma engaged in development for neurological disorders. Prior to her entry into the biotech space, Dr. Farfel served as Vice President and Therapeutic Area Head for Neuroscience at Novartis Pharmaceuticals Corporation, where she oversaw their portfolio of neurology and psychiatry products. Dr. Farfel began her career in pharmaceutical drug development at Pfizer Inc., where she worked in Clinical Development and Global Medical Affairs, directing programs through all stages of clinical development and regulatory submissions.  Dr. Farfel is the author of over 50 scientific articles in the areas of neuropsychopharmacology and drug effects and is a Director on the Board of the American Society for Experimental Neurotherapeutics.  She holds a Ph.D. in Neuropsychopharmacology from the University of Chicago, where she is a Director on the Alumni Board. Dr. Farfel also holds a bachelor’s degree in Biochemistry from the University of Virginia. Dr. Farfel’s pharmaceutical industry experience relating to executive management, strategic planning, medical and scientific expertise and pharmaceutical industry experience as it relates to drug development and regulatory affairs are among the qualifications she brings to our Board of Directors.

Peter S. García, M.B.A. has served on our Board of Directors since December 2021. Mr. Garcia has worked as a Chief Financial Officer in the life sciences industry for over 25 years and raised over $2 billion in capital during that period. He is currently the Chief Financial Officer of ALX Oncology Holdings Inc. since joining them in January 2020 and led their initial public offering in July 2020 and follow on offering in December 2020. Prior to ALX Oncology, he served as Vice President and Chief Financial Officer from 2013 until 2019 at PDL BioPharma,

Inc., an acquirer of royalties and pharmaceutical assets. Before his time at PDL, Mr. García served as Chief Financial Officer at BioTime, Inc., a clinical-stage biotechnology company now known as Lineage Cell Therapeutics. He previously served as Chief Financial Officer of Marina Biotech, Nanosys, Nuvelo, Novacept, IntraBiotics Pharmaceuticals and Dendreon, and began his life science career at Amgen where he served in a number of financial roles of increasing responsibility. Mr. García holds an M.B.A. from the University of California, Los Angeles and a B.A. in Economics and Sociology from Stanford University. Mr. Garcia’s pharmaceutical industry experience relating to finance and accounting, executive management, treasury, employee benefits and audit matters are among the qualifications he brings to our Board of Directors.

David R. Hoffmann has served on our Board of Directors since December 2002 and was appointed Chairman of the Board effective January 1, 2019. Mr. Hoffman served as our lead independent director from December 2010 to December 2018. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992, and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefits consulting. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado Boulder. Mr. Hoffmann has served as a member of the board of directors and Chairman of the audit committee of Molecular Templates, an oncology company, since 2017. Mr. Hoffmann’s financial and accounting expertise led to his designation as our Audit Committee’s financial accounting expert. In addition, his pharmaceutical industry experience relating to executive management, treasury, employee benefits and audit matters is an additional qualification he brings to our Board of Directors.

Gail J. Maderis, M.B.A. has served on our Board of Directors since January 2021. Ms. Maderis has served as President and CEO of Antiva Biosciences, a venture funded biopharma company developing topical therapies to treat the pre-cancerous lesions caused by HPV, since 2015.  From 2009 to 2015, Gail led BayBio, the industry organization representing and supporting Northern California’s life science community. From 2003 to 2009, Gail served as President and CEO of Five Prime Therapeutics, Inc., a protein discovery and development company. Prior to Five Prime, Gail held senior executive positions at Genzyme Corporation, including Founder and President of Genzyme Molecular Oncology. Gail also practiced management and strategy consulting with Bain & Co. She has served on the boards of directors of Allarity Therapeutics since 2021and Valitor, Inc. since 2019, as well as on the non-profit boards of BIO (Emerging Company and Health Sections), CLS, The Termeer Foundation and the University of California Berkeley Foundation Board of Trustees. Previously Ms. Maderis served on the boards of directors of NovaBay Pharmaceuticals from 2010 to 2020 and Opexa Therapeutics from 2011 to 2017. She holds a B.S. in business from UC Berkeley and an M.B.A. from Harvard Business School. Ms. Maderis’ operational, industry and leadership experience in the biopharmaceutical industry as CEO of Five Prime Therapeutics, President of Genzyme Molecular Oncology and her current position at Antiva, and her insight into business and policy trends impacting the biopharma industry are among the qualifications she brings to our Board of Directors.

Judith J. Robertson has served on our Board of Directors since April 2019.  Ms. Robertson has served as the Chief Commercial Officer for Eleusis Ltd. since December 2020.  Previously, Ms. Robertson was the Chief Commercial Officer of Aerie Pharmaceuticals from December 2016 to December 2018, during which time she built the commercial organization and led the successful commercial launch of Rhopressa® for glaucoma.  Ms. Robertson joined Aerie from the Janssen Pharmaceutical Companies of Johnson & Johnson, where she was the VP and Global Commercial Strategy Leader of Immunology, Ophthalmology and Commercial Analytics from June 2013 to November 2016.  Prior to Janssen, she was VP Global Business Franchise Head of Ophthalmology at Alcon, VP Global Franchise Head of Respiratory at Novartis, VP of Sales & Marketing of Respiratory and Dermatology at Novartis, and President of Bristol Myers Squibb Canada.  Ms. Robertson previously serviced on the board of directors and audit committee of Opthea Ltd. from June 2021 to January 2022.  Ms. Robertson holds a Master of Management degree from the Kellogg School of Business at Northwestern University and a bachelor’s degree in Social Science from Ryerson University. Ms. Robertson’s pharmaceutical industry experience relating to executive leadership experience with pharmaceutical companies and her expertise with respect to sales, marketing and commercialization of pharmaceutical products are among the qualifications she brings to our Board of Directors.

There are no family relationships among any of our directors or executive officers.

The Board, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the Board and vote on extraordinary matters; the Board is our governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs our day-to-day operations. The Board reviews succession planning on an annual basis and has a written succession plan. The total number of authorized directors on our Board is currently fixed at nine but effective at the cessation of Mr. Benito’s term as a Class I director, the size of the Board will be reduced to eight members.

“Independent” Directors.    Each of our directors other than Dr. Brown and Dr. Farfel qualify as “independent directors” as defined under Nasdaq rules. Nasdaq’s definition of independent director includes a series of objective tests, such as that the director is not a Company employee and has not engaged in various types of business dealings with us or does not have a family member who is a partner with our independent registered public accounting firm. In addition, as further required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board specifically considered the consulting work performed by Dr. Blaschke on behalf of the Company in making this determination.

Board and Committee Responsibilities.    The primary responsibilities of the Board are providing oversight, counseling and direction to our management in the long-term interests of the Company and its stockholders. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by us.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board.

Board Leadership Structure.    The roles of Board chair and principal executive officer are currently separated. Our Board chair is currently David R. Hoffmann, and our principal executive officer is currently James E. Brown, who serves as our President and Chief Executive Officer and as a director. By having the President and Chief Executive Officer serve on the Board, the Company believes it can better ensure that relevant information is made available directly between management and the Board. We also believe this separation of responsibilities provides an appropriate delegation of duties and responsibilities, with our Board chair concentrating on the strategic opportunities and direction of the Company with guidance from the Board, and our principal executive officer focusing on the management and coordination of the operational performance and efforts of the Company in alignment with the strategic guidance and direction offered from the Board of Directors.

Board Oversight of Risk.    The Board of Directors is responsible for overseeing the Company’s risks, which includes cybersecurity risks. In carrying out this responsibility, the Board evaluates the most critical risks relating to our business, allocates responsibilities for the oversight of risks among the full Board and its committees, and ensures that management has established effective systems and processes for managing the Company’s risks. Additionally, because risk is inherently present in the Company’s strategic decisions, the Board analyzes risk on an ongoing basis in connection with its consideration of specific proposed actions.

While the Board is responsible for oversight, management is responsible for identifying and communicating risk to the Board. Management fulfills this obligation in a variety of ways, including its establishment of appropriate and effective internal processes for the identification of risk. Management may report its findings to the full Board or its committees. Committees of the Board play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls, and the Compensation Committee, which oversees risks present in the Company’s compensation programs. Committees, to the extent that they deem appropriate or as required by their charters, report their findings and deliberations with respect to risk to the full Board.

In fulfilling its duties, the Audit Committee oversees and works in conjunction with our independent registered public accounting firm, Ernst & Young LLP. In accordance with its charter, the Audit Committee is responsible for making examinations as necessary to monitor corporate financial reporting and the internal and external audits of the Company, reporting to the Board the results of such examinations and recommending changes that may be made in the Company’s internal accounting controls. The Compensation Committee, with the assistance of its compensation consultants, periodically reviews the Company’s compensation policies and profile with management to ensure that executive compensation incentivizes its executive officers to meet the Company’s goals and strategic objectives. The Compensation Committee periodically performs an analysis of risks arising from our compensation policies and practices and has concluded that such policies and practices are not reasonably likely to expose the Company to material risk.

Board Committees and Charters.    The Board currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of the Board committees has a written charter approved by the Board. Copies of each charter are available on our website at www.durect.com under “About DURECT—Corporate Governance—Board Committee Charters.” The Board has also established a Research and Development Committee to assist the Board of Directors in the evaluation and oversight of the Company’s research and development programs.

Audit Committee.    The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. In accordance with its charter, the Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee held four meetings in 2021. The responsibilities and activities of the Audit Committee are described in greater detail in the “Audit Committee Report.” At the end of the last fiscal year, the Audit Committee was composed of the following directors: Simon X. Benito, Peter S. Garcia, David R. Hoffmann, Gail J. Maderis and Judy J. Robertson. Mr. Hoffmann has served as Chairman of the Audit Committee since September 2004. Mr. Benito has elected not to be nominated for re-election but remains a member of the Audit Committee until the Annual Meeting.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. Our independent registered public accounting firm, Ernst & Young LLP, provides the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discusses with the independent registered public accounting firm and management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by Ernst & Young are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services, tax services and other services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm.

As required by Nasdaq rules, the members of the Audit Committee each qualify as “independent” under special standards established for members of audit committees. The Audit Committee also includes at least one member who has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. David R. Hoffmann has been determined by the Board of Directors to be an “audit committee financial expert.” Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hoffmann’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hoffmann any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee.    The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers our stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters. The Compensation Committee held three meetings in 2021. For more information, see the “Compensation Committee Report.” At the end of the last fiscal year, the Compensation Committee was composed of Mohammad Azab, David R. Hoffmann and Gail J. Maderis. Ms. Maderis has served as Chairman of the Committee since June 2021. Prior to that, Dr. Armand P. Neukermans had served as Chairman of the Committee from March 2004 until his retirement in June 2021. As required by Nasdaq rules, the members of the Compensation Committee each qualify as “independent” under special standards established for members of compensation committees. In addition, the Compensation Committee, from time to time, retains independent compensation consultants to assist it with the benchmarking of executive and Board compensation. The Compensation Committee retained Larry Setren & Associates as an independent compensation consultant to assist it with the benchmarking of executive and Board compensation for 2021. The process by which compensation is set for executive officers is described in the Compensation Discussion and Analysis below under the heading “Setting Officer Compensation.”

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends to the Board individuals, if any, including individuals proposed by stockholders, qualified to serve as members of the Board and the nominees for election as directors at the next annual or special meeting of stockholders at which directors are to be elected. The Nominating and Corporate Governance Committee also identifies, evaluates and recommends to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings. The Nominating and Corporate Governance Committee also is responsible for preparing and recommending to the Board adoption of corporate governance guidelines, reviewing and assessing our Code of Ethics, and overseeing and conducting an annual evaluation of the Board’s performance. The Nominating and Corporate Governance Committee held four meetings in 2021. At the end of the last fiscal year, the Nominating and Corporate Governance Committee was composed of Mohammad Azab, Simon X. Benito, Terrence F. Blaschke and Judith J. Robertson. Mr. Benito was appointed as Chairman of the Nominating and Corporate Governance Committee at the end of 2013. Mr. Benito has elected not to be nominated for re-election but remains Chairman of the Nominating and Corporate Governance Committee until the Annual Meeting. The Board will appoint a new Chairman of the Nominating and Corporate Governance Committee.  As required by Nasdaq rules, the members of the Nominating and Corporate Governance Committee each qualify as “independent” under special standards established for members of the committee.

Research and Development Committee.  The Board has also established a Research and Development Committee to assist the Board of Directors in the evaluation and oversight of the Company’s research and development programs. The Research and Development Committee held two meetings in 2021. At the end of the last fiscal year, the Research and Development Committee was composed of Mohammad Azab, Terrence F. Blaschke and Gail M. Farfel. Dr. Blaschke was appointed as Chairman of the Committee in June 2021.

Criteria for Board Membership.    In recommending candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of our directors are independent under Nasdaq rules, and that members of the Audit Committee meet the financial literacy and sophistication requirements under Nasdaq rules and at least one of them qualifies as an “audit committee financial expert” under SEC rules. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

Stockholder Nominees.    The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee, c/o Jian Li, Senior Vice President, Finance and Corporate Controller and Secretary, 10260 Bubb Road, Cupertino, CA 95014 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our bylaws and under the caption “Stockholder Proposals for Annual Meeting” above.

Process for Identifying and Evaluating Nominees.    The Nominating and Corporate Governance Committee believes that the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating and Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings and the decision is not made to reduce the size of the Board, the Nominating and Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and stockholder nominations.

In December 2020, the Nominating and Corporate Governance Committee engaged a national search firm to assist with the identification of potential candidates to serve as members of the Board, with a focus on gender and ethnic diversity, among other criteria. The Nominating and Corporate Governance Committee evaluated each candidate’s qualifications and checked relevant references; in addition, such candidates were interviewed by at least one member of the Nominating and Corporate Governance Committee. Candidates meriting serious consideration then met with the members of the Board. Based on this input, the Nominating and Corporate Governance Committee recommended and the Board appointed Mohammad Azab and Gail J. Maderis in January 2021.

In December 2021, the Nominating and Corporate Governance Committee engaged a national search firm to assist with the identification of potential candidates to serve as members of the Board, with a focus on gender and ethnic diversity, among other criteria. The Nominating and Corporate Governance Committee evaluated each candidate’s qualifications and checked relevant references; in addition, such candidates were interviewed by at least one member of the Nominating and Corporate Governance Committee. Candidates meriting serious consideration then met with the members of the Board. Based on this input, the Nominating and Corporate Governance Committee recommended and the Board appointed Peter S. Garcia in December 2021.

Consideration of Diversity and Board Diversity Matrix.    The Nominating and Corporate Governance Committee believes that the interests of the stockholders are best served by a Board of Directors whose members collectively have a diverse balance of experience, skills and characteristics as appropriate to our business because it encourages a full discussion on Board topics from a variety of viewpoints and with the benefit of many different experiences. Although we do not have a policy regarding diversity, in looking for a candidate who will best meet the particular needs of the Board at the time, the Nominating and Corporate Governance Committee does consider whether the specific skills, background and work experience of a candidate would add to and complement the existing viewpoints represented by the present Board members, as well as applicable legal and listing requirements. At present, the Board consists of 5 men and 3 women, with one member self-designating as a Latino. The Nominating and Corporate Governance Committee believes that the current Board composition represents a diversity of experience and skills appropriate to our business, as well as gender and ethnic diversity.

The table below provides certain highlights of the composition of our Board members. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f)(1). As noted above, Mr. Benito has elected not to be nominated for re-election. The following table was prepared based on the change of the total number of Board members as of the Annual Meeting and excludes information with respect to Mr. Benito.

Board Diversity Matrix (as of April 20, 2022)

Board size:
Total Number of Directors	8
Gender:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	—	—

Number of Directors who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Director Resignation Policy.  It is the policy of the Company that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e., receives a greater number of votes “withheld” from his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Committee’s recommendation. Promptly following the Board’s decision, the Company will disclose that decision and an explanation of such decision in a filing with the SEC and a press release.

Attendance at Board, Committee and Annual Stockholders’ Meetings.    The Board and its committees meet throughout the year on a set schedule and hold special meetings and act by written consent from time to time. The Board held 6 meetings during 2021, including virtual meetings, the Audit Committee held 4 meetings, the Research and Development Committee held 2 meetings, the Compensation Committee held 3 meetings and the Nominating and Corporate Governance Committee held 4 meetings. All directors are expected to attend each meeting of the Board and the committees on which they serve and are also strongly encouraged to attend our annual meeting of stockholders. During 2021, each director attended at least 75% of all Board and applicable committee meetings during the period which such director served. Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. All directors attended our 2021 annual meeting of stockholders.

Communications from Stockholders to the Board.    The Board recommends that stockholders initiate any communications with the Board in writing and send them c/o the Company’s Secretary, Jian Li. Stockholders can send communications by e-mail to jian.li@durect.com, by fax to (408) 777-3577 or by mail to Jian Li, Senior Vice President, Finance and Corporate Controller and Secretary, DURECT Corporation, 10260 Bubb Road, Cupertino, California 95014. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Code of Ethics

In December 2021, the Board approved an amended Code of Ethics applicable to all of our employees, officers and directors. The purpose of the Code of Ethics is to deter wrongdoing and, among other things, promote compliance with applicable laws, fair dealing, proper use and protection of our assets, prompt and accurate public company reporting, reporting of accounting complaints or concerns and avoidance of conflicts of interest and usurpation of corporate opportunities.

Our Code of Ethics can be found on our corporate website at www.durect.com under “About DURECT—Corporate Governance.” If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver by a method selected by the Board of Directors and in conformity with applicable SEC and Nasdaq rules.

Whistleblower Policy

In December 2003, in compliance with Section 301 of the Sarbanes-Oxley Act, the Audit Committee of the Board of Directors established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters (“Whistleblower Policy”). In December 2021, the Board approved an amended Whistleblower Policy.  Our Whistleblower Policy can be found on our corporate website at www.durect.com under “About DURECT—Corporate Governance.”

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 350,000,000 TO 600,000,000

The Board of Directors has determined that it is advisable to increase our authorized common stock from 350,000,000 shares to 600,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase.

As of April 20, 2022, [●] shares of our common stock were issued and outstanding.  As of April 20, 2022, an additional [●] shares were reserved for issuance upon the exercise of options that are either granted or reserved for future grant plus shares reserved for future grant under our 2000 Employee Stock Purchase plan (the “ESPP”). Taking into account 176,749 treasury shares, a total of [●] shares of common stock is currently available for future issuance.

The Company has not increased the number of authorized common stock since 2018. In the intervening years, shares have been issued in connection with financings and equity-based compensation plans. These uses have enabled the Company to broaden its technology base, conduct clinical trials for larsucosterol (also known as DUR-928), develop a pipeline of other pharmaceutical products in development, assist in business development activities, and attract and retain key scientists, managers and employees. Over the four years covering 2018 through April 20, 2022, we issued [●] shares in connections with financings, granted [●] options (net of expired or cancelled options) in connection with our 2000 Stock Plan, and issued [●] shares in connection with the ESPP.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time at the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our charter and the delay and expense of holding special meetings of stockholders to approve such amendments. Other than shares of common stock that we may issue pursuant to our 2000 Stock Plan and the ESPP or stock options issued pursuant to prior equity compensation plans, we currently have no specific understandings, arrangements or agreements that would require us to issue new shares of our common stock. The Board of Directors believes, however, that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

Although at present the Board of Directors has no specific plans to issue shares of common stock in excess of the number previously authorized, the Board believes it is desirable to have a significant number of available and authorized shares, to provide the Board with flexibility to use common stock for business and financial purposes in the future. The additional shares may be issued without further stockholder approval, except as may be required by law, regulatory authorities, or the rules of Nasdaq or any other stock exchange on which our shares may be listed at the time of any proposed issue. The additional shares may be used for various purposes including, without limitation, raising capital, providing equity incentives to employees, directors and consultants, establishing strategic relationships with other companies, expanding our business or research and development programs through the acquisition of other businesses and products, and stock splits and dividends. If this amendment to increase the number of authorized shares of common stock is not approved, our business could be materially harmed as our ability to undertake the corporate actions listed above would be severely constrained by the fact that only a total of [●] shares of common stock is currently available for future issuance.

The proposed Certificate of Amendment of the Amended and Restated Certificate of Incorporation is included in this Proxy Statement as Appendix A.

The affirmative vote of the holders of a majority of the shares of common stock of the Company issued and outstanding and entitled to vote at the Annual Meeting is required to approve this Proposal 2.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 350,000,000 TO 600,000,000

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2000 STOCK PLAN

We are asking you and the other stockholders to approve the amendment and restatement of the 2000 Stock Plan (the “Stock Plan”) (as amended and restated, the “Amended Stock Plan”), in order to, among other things, (i) increase the number of shares of our common stock authorized for issuance pursuant to the Amended Stock Plan by 18,000,000 shares, (ii) increase the term of the Stock Plan by another three years and (iii) adopt certain other best practices. We consider the Stock Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the Company and its stockholders. Accordingly, you are being requested to approve the Amended Stock Plan.

Reasons to Approve the Amended Stock Plan

Approval of the Amended Stock Plan will increase the number of shares of our common stock authorized for issuance pursuant to the Stock Plan by 18,000,000 shares (the “Share Increase”). As of April 20, 2022, Awards (net of expired or canceled Awards) covering an aggregate of [●] shares of common stock had been granted under the Stock Plan, and [●] shares of common stock (plus any shares that might in the future be returned to the Stock Plan as a result of expiration of Awards) remain available for future grant under the Stock Plan. As of April 20, 2022, there were [●] shares of common stock covered by options outstanding under the Stock Plan, with a weighted average exercise price of $[●] and a weighted remaining average life of [●] years, and our closing stock price on Nasdaq Capital Market is $[●]. There were no awards, other than stock options, outstanding under the Stock Plan as of April 20, 2022.

We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. We believe the Share Increase will be sufficient to enable us to grant stock awards under the Stock Plan for approximately the next four years, based on historical grant and forfeiture levels, the recent market prices of our common stock, and anticipated use of equity awards as an incentive and retention tool as we continue to compete for talent.

In addition to the Share Increase, the Stock Plan is being amended to provide for the following best practices:

• Prohibit the payment of dividends and dividend equivalents on unvested awards;

• Remove references to Section 162(m) of the Internal Revenue Code (“Section 162(m)”) while retaining certain best practice performance-based award provisions; and

• Include a clawback provision.

The Amended Stock Plan also increases the number of shares, pursuant to which we may grant incentive stock options by 18,000,000 shares and extends the term of the Stock Plan by three years.

The Amended Stock Plan will become effective if it is approved by our stockholders at the 2022 Annual Meeting of Stockholders. If our stockholders do not approve this Proposal Three, the Amended Stock Plan and the Share Increase will not become effective.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal Three include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

The Amended Stock Plan Combines Compensation and Corporate Governance Best Practices

The Amended Stock Plan includes provisions that are designed to protect our stockholders’ interests and reflect corporate governance best practices.

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No Repricings, Exchanges or Buyouts Without Stockholder Approval. The Amended Stock Plan prohibits (i) reducing the exercise price of any option or stock appreciation right (“SAR”) granted under the Amended Stock Plan or (ii) the cancellation of an option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares, in exchange for another option, SAR or other award or for a cash payment.

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Stockholder Approval Required for Additional Shares. The Amended Stock Plan does not contain an annual “evergreen” provision. The Amended Stock Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

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Limit on Full Value Awards. The Amended Stock Plan limits the number of shares available for full value awards (awards other than stock options or SARS) by providing that each share issued pursuant to a full value award reduces the number of shares available for grant under the Amended Stock Plan by two shares.

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No Liberal Share Counting or Recycling. If fewer shares are issued in settlement of a stock award than were covered by such stock award for reasons other than the failure to satisfy vesting conditions, or other than as a result of termination or forfeiture (for example to satisfy the exercise price or tax withholding obligation of such award), then the unissued shares will generally not become available again for issuance under the Amended Stock Plan.

•	No Liberal Corporate Transaction Provisions. No corporation transaction related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.

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No Discounted Stock Options or SARs. All stock options and SARs granted under the Amended Stock Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or SAR is granted.

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Minimum Vesting Requirement for Stock Grants and Restricted Stock Units. Stock grants and restricted stock units granted under the Amended Stock Plan will have a minimum one-year vesting period from the date of grant, subject to certain exceptions that are described below.

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No Dividends and Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents will not be paid or settled with respect to any award granted under the Amended Stock Plan until the underlying shares or units vest. Furthermore, no dividend equivalents or otherwise may be credited with respect to SARs, whether vested or unvested.

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Awards Subject to Clawback. In the event of a restatement of incorrect financial results, the administrator may in the case of Section 16 officers (a) cancel their awards and/or (b) require them to repay amounts earned, as described in more detail below.

Description of the Amended Stock Plan

A copy of the Amended Stock Plan, as amended, will be filed with the SEC contemporaneously with this Proxy Statement as Exhibit 1 and is available online at www.sec.gov or from the Company upon request by any stockholder. The following description of the Amended Stock Plan is only a summary and so is qualified by reference to the complete text of the Amended Stock Plan. Except as otherwise noted, this summary reflects the amendment proposed above.

Purpose. The purpose of the Company’s Stock Plan is to offer incentives to attract and retain the best available personnel for positions of substantial responsibility and by providing additional incentive to employees, consultants and directors to promote the success of the Company’s business. Stock options, stock purchase rights, restricted stock, restricted stock units, SARs and cash awards may be granted under the Amended Stock Plan (each an “Award”). Options granted under the Amended Stock Plan may be either “incentive stock options,” as defined in section 422 of the Code, or nonstatutory stock options.

Administration.    The Amended Stock Plan is administered by the Board of Directors or a committee designated by the Board (the “Administrator”). The Compensation Committee presently acts as the Administrator.

Eligibility.    Nonstatutory stock options, stock awards and cash awards may be granted under the Amended Stock Plan to employees, directors (including non-employee directors) and consultants of the Company, its parent and subsidiaries. Incentive stock options may be granted only to employees of the Company, its parent or its subsidiaries. The Administrator, in its discretion, selects the individuals to whom stock options and stock awards, as well as cash awards, may be granted, the time or times at which such Awards are granted, and the terms of such Awards to be granted under the Stock Plan. The maximum number of shares which may be subject to options and stock awards granted to any one employee under the Amended Stock Plan for any fiscal year of the Company is 1,500,000 shares. The maximum amount payable pursuant to a cash award granted under the Amended Stock Plan for any fiscal year to any participant will not exceed $1,000,000. As of April 20, 2022, the Company had approximately [●] employees, [●] consultants and [●] current and former non-employee directors who are eligible to participate in the Stock Plan.

Stock Subject to the Plan. The maximum aggregate number of shares that may be sold or issued under the Amended Stock Plan is 64,296,500 shares; provided, however, that the maximum aggregate number of shares that may be issued pursuant to incentive stock options is 64,296,500 shares. The shares may be authorized, but unissued, or reacquired common stock. Notwithstanding the foregoing, any shares issued in connection with Awards granted on or after June 23, 2010, other than options and SARs, shall be counted against the limit set forth herein as two (2) shares for every one (1) share issued in connection with such Award (and shall be counted as two (2) shares for every one (1) share returned or deemed not have been issued from the Amended Stock Plan in connection with Awards other than options and SARs).

Any shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Amended Stock Plan. Shares that actually have been issued under the Amended Stock Plan pursuant to an Award shall not be returned to the plan and shall not become available for future issuance under the Amended Stock Plan, except that if unvested shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the Amended Stock Plan. Notwithstanding anything to the contrary contained herein: (i) shares tendered or withheld in payment of an option exercise price shall not be returned to the Amended Stock Plan and shall not become available for future issuance under the Amended Stock Plan; (ii) shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Amended Stock Plan and shall not become available for future issuance under the Amended Stock Plan; and (iii) all shares covered by the portion of a SAR that is exercised (whether or not shares are actually issued to the participant upon exercise of the SAR) shall be considered issued pursuant to the Amended Stock Plan.

Nontransferability of Awards.   Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. Other awards are  transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the participant, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made in accordance with applicable laws to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the participant.

Dividends and Dividend Equivalents.  The Administrator may credit to each participant who holds an Award other than a stock purchase right, option or SAR, in the form of dividend equivalents or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid or distributed by the Company on an equivalent number of shares. However, participants will only be paid dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Administrator in its sole discretion provides for such payments) if, when and to the extent that the underlying Award vests. The value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect any Award or any portion thereof that does not vest will be forfeited. No dividends, dividend equivalents or otherwise may be paid or credited with respect to options and SARs.

In the case of any unvested stock award or unvested stock purchase right or unvested portion thereof, the participant will not be entitled to any dividends and other distributions paid or distributed by the Administrator on an equivalent number of vested shares. Notwithstanding the foregoing, at the Administrator’s discretion, such participant may be credited with dividends and other distributions in the case of any unvested stock award or unvested stock purchase right or unvested portion thereof, provided that such dividends and other distributions shall be paid or distributed to the participant only if, when and to the extent such shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested stock award or unvested stock purchase right or unvested portion thereof that does not vest shall be forfeited

Stock Options

Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant of such option, and the exercise price of an incentive stock option to an employee who is also a 10% stockholder must have an exercise price at least equal to 110% of the fair market value of our common stock on the date of grant of such option. The Company may grant options with exercise prices less than 100% of the fair market value of our common stock on the date of grant in connection with an acquisition by the Company of another company. The fair market value of our common stock is generally the closing sales price as quoted on the Nasdaq Capital Market on the date of grant. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in our capitalization, such as a stock split or a recapitalization, merger or certain other transactions). In addition, no option may be cancelled at a time when its exercise price exceeds the fair market value of the underlying shares of common stock subject to the option in exchange for another option, SAR, or other award or for a cash payment (except in connection with a change in our capitalization, such as a stock split or a recapitalization, merger or certain other corporate transactions). Notwithstanding the foregoing, canceling an option in exchange for another option, SAR or other Award with an exercise price, purchase price or base appreciation amount (as defined below) that is equal to or greater than the exercise price of the original option will not be subject to stockholder approval.

Exercise of Option; Form of Consideration.    The Administrator determines when options vest and become exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Amended Stock Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), broker assisted same-day sale, withholding of shares subject to the option (with some restrictions) or any other means of consideration permitted by applicable law.

Term of Option.    The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a 10% stockholder. No option may be exercised after the expiration of its term.

Termination of Options.    Generally, we have granted options that provide that if an optionee’s service to the Company as an employee, consultant or director terminates, such individual’s vested options will remain exercisable for periods of between 60 days and a year, with special longer periods of two years for certain director options and for up to seven years for certain options granted in lieu of salary or director fees. The Administrator shall have the authority to extend the period of time for which an option is to remain exercisable following optionee’s termination; provided that in no event will an option be exercisable later than the expiration of the term of the option.

Stock Awards

Stock awards may be stock grants, stock purchase rights, stock units or SARs. Stock grants are awards of a specific number of shares of our common stock. Stock purchase rights are rights to purchase our common stock. Stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. SARs are rights to receive cash and/or shares of our common stock based on the appreciation in the fair market value of a specific number of shares of our common stock. Each stock award is evidenced by a stock award agreement between the Company and the participant. The Amended Stock Plan allows the Administrator broad discretion to determine the terms of individual awards, including the number of shares that such participant shall be entitled to purchase or receive and the price (if any) to be paid by the recipient in connection with the issuance of the shares. Each stock award agreement will contain provisions regarding (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including the Qualifying Performance Criteria, as defined below), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award, and (vi) such further terms and conditions, in each case not inconsistent with the Amended Stock Plan, as may be determined from time to time by the Administrator. Shares may be granted under the Amended Stock Plan as stock awards without requiring the participant to pay the Company an amount equal to the fair market value of our common stock as of the Award grant date in order to acquire the Award shares. Notwithstanding the foregoing, SARs may not be granted with a base appreciation amount that is less than fair market value on the grant date. The maximum term of SARs is ten (10) years.

Newly granted stock grants and stock units may not provide for vesting more rapidly than after one (1) year, with an exception for up to 5% of the shares reserved for issuance under the Amended Stock Plan.

The following actions will be subject to stockholder approval unless such actions are taken in connection with a change in our capitalization, such as a stock split or a recapitalization, merger or certain other corporate transactions: (i) the reduction in the price used to determine the amount payable to a participant upon exercise of any SAR granted under the Amended Stock Plan (such price referred to herein as the “base appreciation amount”); or (ii) the cancellation of a SAR at a time when its base appreciation amount exceeds the fair market value of the underlying shares of common stock subject to the SAR in exchange for another option, SAR, other award or for a cash payment. Notwithstanding the foregoing, canceling a SAR in exchange for another option, SAR or other Award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the base appreciation amount of the original SAR will not be subject to stockholder approval.

Cash Awards

Each cash award granted under the Amended Stock Plan will be subject to Qualifying Performance Criteria and will be reflected in an agreement containing provisions regarding (1) the target and maximum amount payable to the participant as a cash award, (2) the Qualifying Performance Criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Amended Stock Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award that is settled for cash may be a multiple of the target amount payable. Nothing in the Amended Stock Plan prevents the Company from granting cash awards outside of the Amended Stock Plan to any individual.

Performance-based Awards

The Amended Stock Plan currently permits the Company to issue such Awards incorporating performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon: (i) cash flow (including operating cash flow or free cash flow); (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) expenses; (xxv) economic value added; (xxvi) product quality; (xxvii) number of customers; (xxviii) objective customer indicators; (xxix) customer satisfaction; (xxx) new product invention or innovation; (xxxi) profit after taxes; (xxxii) pre-tax profit; (xxxiii) working capital; (xxxiv) sales; (xxxv) advancement of the Company’s product pipeline; (xxxvi) consummation of strategic transactions; (xxxvii) reduction in cash utilization; and (xxxviii) addition of technologies and products.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change to the capital structure of the Company without receipt of consideration by the Company, or in the event of distribution to the stockholders of cash or stock other than an ordinary cash dividend, appropriate adjustments will be made to (i) the number of shares subject to the Amended Stock Plan, (ii) the number of shares that may be awarded to any individual under the Amended Stock Plan during a single fiscal year, and (iii) the price per share and number of shares under each outstanding Award. Any such adjustments shall be made by the Board, and the decision of the Board shall be final, binding and conclusive.

In the event of a proposed sale of all or substantially all of the Company’s assets or a merger of the Company with or into another corporation, each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume such Award, in which case such Award shall accelerate immediately prior to the consummation of the transaction.

In the event of a proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise determined by the Administrator.

Recoupment of Awards

In the event of a restatement of incorrect financial results, the Administrator will review all Awards that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Section 16 of the Exchange Act) of the Company based on performance during the financial period subject to such restatement. If any Award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Administrator may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such Award, in whole or in part, whether or not vested, earned or payable and/or (b) require the Award holder to repay to the Company an amount equal to all or any portion of the value from the grant, vesting or payment of the Award that would not have been realized or accrued based on the restated financial results

Amendment and Termination of the Amended Stock Plan

The Board may amend, alter, suspend or discontinue the Amended Stock Plan. However, the Company shall obtain stockholder approval for any amendment to the Amended Stock Plan to the extent necessary and desirable to comply with applicable laws and listing requirements. Generally, no such action by the Board or stockholders may alter or impair any outstanding Award under the Amended Stock Plan without the written consent of the holder. In addition, without the written consent of the stockholders, no amendment shall be made that would result in a repricing of options or SARs by (i) reducing the exercise price or base appreciation amount of outstanding options or SARs or (ii) cancelling an outstanding option or SAR held by a participant and re-granting to the participant a new option with a lower exercise price, a SAR with a lower base appreciation amount, or another Award or for a cash payment, in either case other than in connection with a change in the Company’s capitalization, merger or certain other corporate transactions. The Amended Stock Plan will terminate in June 2032.

U.S. Federal Income Tax Consequences of Options under the Amended Stock Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE AMENDED STOCK PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF OTHER AWARDS.

Nonstatutory Stock Options.    The grant of a nonstatutory stock option under the Amended Stock Plan generally will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant generally is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. For employees, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A nonstatutory stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. If such a nonstatutory stock option does not meet the requirements of Code Section 409A, the option can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the Amended Stock Plan generally will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights.    Recipients of SARs generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and subject to Section 409A of the Code. If such a SAR does not meet the requirements of Code Section 409A, the SAR can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock and Stock Purchase Rights.    The grant of restricted stock and stock purchase rights will subject the recipient to ordinary compensation income on the difference between the amount paid for the shares subject to the Award and the fair market value of the shares on the date that the restrictions lapse. For employees, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and stock purchase rights may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted or stock purchase right is exercised, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is granted or the time when restricted stock is purchased through a stock purchase right.

Restricted Stock Units.    Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. If such an Award of restricted stock units does not meet the requirements of Code Section 409A, the restricted stock units will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Cash Awards.    Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Amended Plan Benefits.    The Amended Stock Plan does not provide for set benefits or amounts of awards, and we have not approved any awards that are conditioned on stockholder approval of the Amended Stock Plan. However, as discussed in further detail in the section entitled “Director Compensation” below, each of our current non-employee directors who have served for at least 6 months will receive an option grant covering 60,000 shares on June 15, 2022, the date of the 2022 Annual Meeting, which will vest on the day before the first anniversary of the date of grant. The following table summarizes the restricted stock unit grants that our current non-employee directors as a group will receive if they remain a director following the 2022 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended Stock Plan. All other future awards to directors, executive officers, employees and consultants of the company under the Amended Stock Plan are discretionary and cannot be determined at this time.

Name and Position (1)	Dollar Value ($)	Number of Shares
James E. Brown, D.V.M.	—	—
President and Chief Executive Officer
Michael H. Arenberg, M.B.A.	—	—
Former Chief Financial Officer
Norman L. Sussman	—	—
Chief Medical Officer
Judy R. Joice	—	—
Senior Vice President, Operations and Corporate Quality Assurance

Current Executive Officers Group	—	—

Non-Executive Director Group (1)	—	420,000

Non-Executive Officer/Employee Group	—	—

(1) Represents the number of shares subject to stock options that will be granted to our non-employee directors on the date of the 2022 Annual Meeting.

As of April 20, 2022, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the Stock Plan: Dr. Brown, [●] shares; Mr. Arenberg, [●] shares; Dr. Sussman, [●] shares; and Ms. Joice, [●] shares; all current executive officers as a group, [●] shares; all current directors who are not executive officers as a group, [●] shares; each nominee for election as a director, [●] shares for  Dr. Terrence F. Blaschke and [●] shares for Ms. Gail J. Maderis; each associate of any of such directors, executive officers or nominees, zero shares; each other person who received 5% of the options, zero shares; and all employees, including all current officers who are not executive officers, as a group, [●] shares.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE 2000 STOCK PLAN.

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 4. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Company’s current policy is to hold an advisory vote on executive compensation each year, and we expect to hold another advisory vote with respect to executive compensation at the 2023 annual meeting of stockholders.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS

DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 1998. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, the Board will review its future selection of Ernst & Young LLP as our independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Please also refer to the Fees Billed for Services Rendered by Principal Accountant section below on page 52 for information regarding the fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2021 and 2020 and the Audit Committee's pre-approval policies and procedures.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 20, 2022 by:

•	each stockholder whom we know to beneficially own more than 5% of our common stock;
•	each of our directors and director nominees;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules and regulations of the SEC. Shares of common stock subject to options, warrants and conversion privileges that are currently exercisable or exercisable within 60 days of April 20, 2022 are deemed to be outstanding and beneficially owned by the person holding such options, warrants or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The number and percentage of shares beneficially owned are based on [●] shares of common stock outstanding as of April 20, 2022. Except as otherwise noted, the address of each person listed in the table is c/o DURECT Corporation, 10260 Bubb Road, Cupertino, California 95014.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Holders of 5% or more of our common stock
Bleichroeder LP (1)	26,414,656	[●]
Lion Point (2)	15,486,004	[●]
BlackRock, Inc. (3)	13,937,117	[●]
The Vanguard Group (4)	11,295,979	[●]
Directors and Named Executive Officers
James E. Brown, D.V.M. (5)	5,216,942	[●]
Michael H. Arenberg, M.B.A (6)	1,042,355	*
Norman L. Sussman (7)	140,148	*
Judy R. Joice (8)	1,141,856	*
Mohammad Azab, M.D., M. Sc., M.B.A. (9)	50,834	*
Simon X. Benito (10)	594,982	*
Terrence F. Blaschke, M.D. (11)	520,982	*
Gail M. Farfel, Ph.D. (12)	180,000	*
Peter S. Garcia, M.B.A.	70,000	*
David R. Hoffmann (13)	899,513	*
Gail J. Maderis, M.B.A. (14)	50,834	*
Judith J. Robertson (15)	380,000	*
All executive officers and directors as a group (13 persons) (16)	11,269,665	[●]

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Based upon a Schedule 13G/A filed by Bleichroeder LP on February 16, 2021. Bleichroeder LP is deemed to be the beneficial owner of 26,414,656 shares as a result of acting as investment advisor to various clients. Clients of Bleichroeder have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities. 21 April Fund, Ltd., a Cayman Islands company for which

Bleichroeder acts as investment adviser, may be deemed to beneficially own 16,036,514 of these 26,414,656 shares. The stockholder’s address is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105.

(2)

Based upon a Schedule 13G/A filed by Lion Point on February 14, 2022. These securities are beneficially owned by Lion Point Capital, LP (“Lion Point Capital”), Lion Point Holdings GP LLC (“Lion Point Holdings”), and Didric Cederholm, which have shared voting and dispositive power over 15,486,004 shares. Lion Point Holdings is the general partner of Lion Point Capital. Lion Point Capital is the investment manager to its investment fund clients. Didric Cederholm is a Founding Partner and Chief Investment Officer of Lion Point Capital. Mr. Cederholm is also a Member and a Manager of Lion Point Holdings. By virtue of these relationships, each of Lion Point Capital, Lion Point Holdings and Mr. Cederholm may be deemed to beneficially own the securities beneficially owned by its investment fund client. The stockholder’s address is 250 West 55th Street, 33rd Floor, New York New York 10019.

(3)

Based upon a Schedule 13G/A filed by BlackRock, Inc. on February 3, 2022. These securities are beneficially owned by BlackRock, Inc., which has sole voting power of 13,875,691 shares and sole dispositive power over 13,937,117 shares. The stockholder’s address is 55 East 52nd Street, New York, NY 10055.

(4)

Based upon a Schedule 13G/A filed by The Vanguard Group on February 9, 2022. These securities are beneficially owned by The Vanguard Group, which has shared voting power over 388,339 shares, sole dispositive power over 10,829,864 shares and shared dispositive power over 466,115 shares. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. The stockholder’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Includes 1,764,530 shares held by James E. Brown, 560,000 shares held by the James & Karen Brown 1998 Trust U/A and 80,000 shares held by the James & Karen Brown 2006 Trust U/A. Also includes 2,812,412 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.

(6)

Includes 24,426 shares held by Michael H. Arenberg. Also includes 1,017,929 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022. Mr. Arenberg resigned from the Company in March 2022.

(7)	Includes 9,000 shares held by Norman L. Sussman. Also includes 131,148 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.
(8)	Includes 34,832 shares held by Judy R. Joice. Also includes 1,107,024 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.
(9)	Includes 50,834 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.
(10)	Includes 105,000 shares held by Simon X. Benito. Also includes 489,982 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.
(11)

Includes 28,000 shares held by Terrence F. Blaschke and 3,000 shares held by the Terrence and Jeannette Blaschke Trust U/A dated November 11, 1993. Also includes 489,982 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.

(12)	Includes 180,000 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.
(13)

Includes 363,000 shares held by David R. Hoffmann Trustee under the Trust of David R. Hoffmann and Judy A. Hoffmann U/A dated November 14, 1979 and 5,000 shares held in a Non-Exempt Marital Trust, David R. Hoffmann Trustee under the David R. Hoffmann and Judy A. Hoffmann Trust U/A dated November 14, 1979. Also includes 531,513 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.

(14)	Includes 50,834 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.
(15)	Includes 200,000 shares held by Judith J. Robertson. Also includes 180,000 shares issuable upon exercise of options exercisable within 60 days of April 20, 2022.
(16)

Includes an aggregate of 8,002,396 shares issuable pursuant to the exercise of outstanding stock options exercisable within 60 days of April 20, 2022 held by all of our executive officers and directors as a group.

EXECUTIVE OFFICERS

Executive Officers:

Please refer to Part I, Item 1, Business in our 2021 Annual Report on Form 10-K for biographical information pertaining to our executive officers. Effective, March 17, 2022, Jian Li began serving as our interim Principal Accounting Officer. Ms. Li’s biographical information, her age as of April 20, 2022 and certain other information about her is set forth below.

Jian Li, M.B.A., age 51, has served as the Company’s Vice President, Finance and Corporate Controller since December 2003 and as its Senior Vice President, Finance and Corporate Controller and Secretary since March 2022. Ms. Li holds a B.A. from Guangdong University of Foreign Studies and an M.B.A. from the University of Hawaii at Manoa and is a certified public accountant and a member of the American Institute of Certified Public Accountants.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation practices. The Committee makes all decisions regarding the compensation of our Chief Executive Officer (our “CEO”) and Chief Financial Officer (our “CFO”), as well as the other individuals included in the Summary Compensation Table below (together with our CEO and CFO, our “Named Executive Officers”) and all of our Vice Presidents. In this proxy, we refer to those persons as our “Officers.”

Philosophy and Elements

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve corporate and individual objectives and rewarding them appropriately for their performance. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we consider the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our Officers should reflect the extent of their success as a management team and in addition, their individual performance in attaining key operating objectives, such as advancing our product pipeline, entering into strategic collaborative agreements and maintaining our financial strength, and ultimately, increasing stockholder value. We believe that the performance of our Officers in managing the Company, considered in light of general economic and specific Company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our Officers. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Elements of compensation for our executives include: salary, bonus, stock incentive awards and perquisites. We choose to pay each element of compensation to our executives in order to attract and retain the necessary executive talent, reward performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual objectives for the previous year;
•	value of their unique skills and capabilities to support our long-term performance;
•	performance of their general management responsibilities;
•	contribution as a member of our executive management team;
•	difficulty of achieving desired results in the coming year and years to follow; and
•	compensation paid by companies deemed by the Committee to be comparable to us.

These elements fit into our overall compensation objectives by helping to secure the future potential of our products and operations, continuing to meet our business objectives, providing proper compliance and regulatory guidance, and helping to create an effective and cohesive team. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for us and our stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of bonus compensation to reward superior performance against specific annual goals. We provide non-cash compensation (i.e., stock options) to reward superior performance against specific objectives and long-term strategic goals. Our compensation package for our Named Executive Officers for fiscal year 2021 ranged from 70% to 74% in cash compensation and 26% to 30% in non-cash compensation, including benefits and equity-related awards. We believe that this structure is competitive within the marketplace and appropriate to fulfill our stated policies. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews information from relevant peer companies, and such other information as it considers appropriate, to determine the appropriate level and mix of incentive compensation.

Setting Officer Compensation

Process

At one or more meetings at the end of each fiscal year (usually in December) or early in the following fiscal year (usually in January or February), the Committee reviews our performance during the fiscal year against established corporate objectives, individual Officer performance and history of all the elements of each Officer’s total compensation in comparison with the compensation of executive officers in an appropriate peer group as described below. After due consideration of the foregoing, the Committee:

•	sets the base salaries for our Officers for the following fiscal year;
•	approves individual Officer bonus payments for performance for the prior fiscal year;
•	approves stock options that will be granted to each Officer for performance for the prior fiscal year;
•	adopts the management incentive plan (including objectives and weighting) for the following fiscal year; and
•	decides upon general compensation guidelines and overall salary, bonus and stock option budgets for all employees.

The specific basis for the determination of base salaries, bonuses and stock option grants to Officers is detailed below.

Role of Executive Officers

The CEO annually reviews the performance of each Officer (other than his own performance, which is reviewed by the Committee) with the assistance and input from our head of Human Resources. The conclusions reached and recommendations made based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. Officers, other than the CEO, are not present at the time of these deliberations. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives and ultimately makes the final decision with respect to the compensation of all our Officers. The CEO is not present during the Committee’s deliberations and discussion on their individual compensation.

Benchmarking

To assist the Committee in benchmarking executive compensation for 2021, the Committee retained Larry Setren & Associates, an independent compensation consulting firm, to collect and synthesize data from several sources as detailed below.

To benchmark our Officer cash bonus opportunities and equity awards and base salaries for fiscal year 2021, the Committee reviewed compensation information as reported in the definitive proxies for fiscal year 2020 from the following public life sciences companies: Atreca, Cymabay Therapeutics, CytomX Therapeutics, Eiger Biopharma, Geron Corporation, Gritstone bio, Harpoon Therapeutics, Kezar Life Sciences, Magenta Therapeutics, Ovid Therapeutics, Spero Therapeutics, Syros Pharmaceuticals, Unity Biotechnology and Viking Therapeutics (the “Peer Companies”). The Committee selected the Peer Companies as a relevant comparison group for us based on various criteria including similarity of business, employee headcount, market capitalization and revenue, and reviewed the proposed Peer Companies with Larry Setren & Associates for appropriateness as a comparison group. Where such source did not provide sufficient information with respect to the bonus and equity compensation of certain officer positions, the Committee used compensation information from The Radford Global Life Sciences Survey (2020) (the “2020 Radford Survey”) as a supplement. The Committee took into consideration the summarized compensation data from the Peer Companies along with the data from the 2020 Radford Survey when setting base salaries applicable for fiscal year 2021 and determining the cash bonus opportunities and stock option awards for our Officers for fiscal year 2021.

Base Salary

It is the goal of the Committee to establish salary compensation for our Officers that is competitive with comparable peer companies. In setting Officer base salaries for fiscal year 2021 (which were set in January 2021), the Committee reviewed the salary compensation of officers with comparable qualifications, experience and responsibilities as reported in the 2020 Radford Survey and definitive proxies of the Peer Companies. It is not our policy to pay our CEO or other Officers at the highest level relative to their respective counterparts at the Peer Companies. In setting target compensation for our Officers, the Committee uses as a reference point the 50th percentile of compensation paid to similarly situated executives at the Peer Companies. Variations to this objective may occur as dictated by the experience and performance level of the individual and market factors. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below, yet conserves our financial resources, to the benefit of our stockholders.

For fiscal year 2021, the Committee, after considering market practice survey data of our Peer Companies, awarded a 2% merit raise to the Officers as of April 1, 2021. The Committee approved the increase in base salary for each of the Officers based on individual merit and performance. The following table summarizes the annual base salary rates of our Named Executive Officers at fiscal year-end in 2021 compared to 2020.

Name	2020 Base Salary ($)	2021 Base Salary ($)
James E. Brown	547,228	558,172
Michael H. Arenberg (1)	362,457	369,706
Norman L. Sussman (2)	400,000	401,293
Judy R. Joice	317,656	324,009

(1) Mr. Arenberg resigned from the Company in March 2022.

(2) Dr. Sussman joined the Company as Chief Medical Officer in November 2020 with an annual salary of $400,000. His salary increase as shown above reflects a prorated increase.

For fiscal year 2022, the Committee awarded a 3% merit raise to Dr. Brown, Ms. Joice and Dr. Sussman and a 7.5% merit increase to Mr. Arenberg as of January 1, 2022. These salary adjustments were made after considering market practice survey data of our Peer Companies. Annual salaries for our Named Executive Officers became $574,918 for Dr. Brown, $397,434 for Mr. Arenberg, $413,332 for Dr. Sussman, and $333,730 for Ms. Joice effective January 1, 2022.

Bonus (Non-Equity Incentive Plan Compensation)

The cash bonus element of our executive compensation is designed to reward our Officers for the achievement of shorter-term corporate goals, measurable on an annual basis, as well as, with certain exceptions noted below for the CEO, individual Officer performance. Our general process for determining the bonus element of our Officer compensation for fiscal year 2021 performance is set forth below.

In setting the target bonus for which each Officer would be eligible for fiscal 2021 performance, the Committee reviewed the bonuses of officers with comparable qualifications, experience and responsibilities at companies as reported in the 2020 Radford Survey and definitive proxies of the Peer Companies.

For performance in fiscal year 2021, the Committee set the target bonus for the CEO at 60% of such individual’s base notional salary, and for all other Officers at 30%–40% of such individual’s base notional salary. The two factors used by the Committee to determine the percentage of the target amount to be awarded to any individual Officer other than the CEO are the individual performance of such Officer during the relevant fiscal year and the Company’s performance as a whole against pre-set corporate objectives for fiscal year 2021 (the “Corporate Objectives”). The Committee retains the discretion to adjust actual bonus payments based on other factors, as discussed below.

The Corporate Objectives for each fiscal year are typically established by the Committee in consultation with our Officers in the first quarter of such fiscal year. The Corporate Objectives comprise product development, financial, business development and operational goals with varying degrees of difficulty and have associated target dates for accomplishment. Each objective is weighted based on its importance to the accomplishment of the Company’s plans. At the end of each fiscal year, the Committee makes a determination of the overall percentage of the Corporate Objectives accomplished by the Company as a whole during the fiscal year. The Committee exercises its reasonable discretion in determining the percentage of Corporate Objectives accomplished by the Company, including, for example, taking into account the achievement of any listed objective above expectations or the accomplishments of the Company that were not listed in the Corporate Objectives.

For fiscal year 2021, the Corporate Objectives against which Officer performance was evaluated consisted of, among others, the following goals.

•	Financial
o	The financial goals were to operate within an approved corporate budget and end 2021 with a cash and investments balance at least equal to $60 million.
•	Product Development
o

Larsucosterol:  The primary goals related to completing the opening of a set number of AHIRM trial sites in the US and ex-US, completing dosing of 100 subjects in the AHFIRM trial, publishing the mechanism of action of larsucosterol, achieving certain manufacturing targets, and completing assessments and a trial design for an indication other than alcohol-associated hepatitis.

o	POSIMIR®: The primary goals were to obtain FDA approval and to complete a commercial partnership.
o	Partnered Programs and Commercial Products: The primary goals related to meeting revenue and cash contribution targets for certain partnered programs and for the ALZET® product line.

After evaluating the Company’s performance against the Corporate Objectives established for 2021, the Committee determined that the overall percentage of Corporate Objectives accomplished by the Company as a whole for fiscal year 2021 was 80%.

The Committee believes that the accomplishments of the Company as a whole are an important measure of the performance of all of our Officers, including the effectiveness of their leadership and teamwork. In particular, the percentage of the total eligible amount that is normally awarded to the CEO as a bonus is based entirely on the Company’s overall performance and accomplishment of the Corporate Objectives because the Committee believes that the paramount duty of this individual is leadership. Thus, the bonus awarded to the CEO for fiscal year 2021 was computed by multiplying 80% (the percentage determined by the Committee based on Corporate Objectives accomplished and the Company’s overall performance) by 60% of the CEO base salary (the target bonus amount that he is eligible to receive as set by the Committee).

For fiscal year 2021, the Committee applied a weighting of Corporate Objectives (80% for Vice Presidents; 90% for Senior Vice Presidents; and 95% for the Chief Financial Officer, Chief Medical Officer and Executive Vice Presidents) and applied a weighting of individual performance (20% for Vice Presidents; 10% for Senior Vice Presidents; and 5% for the Chief Financial Officer, Chief Medical Officer and Executive Vice Presidents) for Officers other than the CEO.

The individual performance of each Officer, except for the CEO, is assessed as part of an annual written performance appraisal performed typically at the end of each fiscal year. At the end of each fiscal year or early in the following fiscal year, each Officer, together with his or her supervisor (e.g., the CEO), agrees upon a written set of objectives for the following fiscal year pertinent to the Officer individually (which includes goals for the functional area or business managed by such Officer). The supervisor also assesses the accomplishments of the Officer in the most recently completed fiscal year against the applicable pre-established objectives for that Officer in such year, and arrives at a percentage of goals accomplished. For performance in fiscal year 2021, the bonus of each Officer other than the CEO was determined as follows:

Bonus Amount = (A% * B% + C% * D%) * E% * Base Salary

A =	the percentage (5%, 10% or 20%) of individual performance applicable to the Officer
B =	the percentage of personal objectives accomplished by the Officer as determined by the Officer’s supervisor
C =	the percentage (80%, 90% or 95%) of weighting of Corporate Objectives
D =	the percentage of Corporate Objectives accomplished and overall performance by the Company as determined by the Committee
E =	the percentage (30%, 35% or 40%) of the base salary set as the maximum bonus target applicable to the Officer

Notwithstanding the general practice with respect to determination of Officer bonuses set forth above, the Committee retains complete discretion to adjust the result obtained using the general approach for individual variations in performance or business considerations.

Management recommended and the Committee agreed that the total calculated bonus award for fiscal year 2021 performance would be paid 100% in cash to all employees (including our Named Executive Officers) relative to 2021 performance.

The annual cash incentive amounts for the Named Executive Officers for 2021 are set forth in the table below.

Name	2021 Base Salary ($)	Target (as % of base salary)	Target ($)	2021 Earned Award ($)
James E. Brown	558,172	60%	334,903	267,923
Michael H. Arenberg (1)	369,706	40%	147,882	119,119
Norman L. Sussman	401,293	40%	160,517	128,815
Judy R. Joice	324,009	35%	113,403	92,197

(1)	Mr. Arenberg resigned from the Company in March 2022.

Equity Incentive Program

We intend that our equity incentive program is the primary vehicle for offering long-term incentives and rewarding our Officers and key employees. We also regard our equity incentive program as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating our Officers to manage the Company in a manner that is consistent with our interests and those of our stockholders. It is our typical practice to grant stock options to our Officers and all employees annually in connection with our annual employee performance appraisal.

At the same meeting(s) during which the Committee determines our Officer base salaries for the following fiscal year and bonuses for performance in the previous fiscal year, the Committee also determines the ranges of stock options for which our Officers are eligible by rank. The Committee sets these ranges after consideration of (a) the value of equity incentive awards of officers with comparable qualifications, experience and responsibilities at the then-current peer companies, (b) the dilution that would be created by the stock options awards for that fiscal year (the “Burn Rate”), (c) the overall value of equity held by our employees as a retention incentive, and (d) the Company’s prior year performance. The Committee’s general philosophy is that the value of our equity incentive awards to our Officers should be competitive with the then-current peer companies subject to the Company maintaining a Burn Rate for its equity incentive programs that is not overly dilutive to our stockholders and comparable to other companies in the then-current peer group.

For our annual stock option grant, which occurred on January 15, 2021, the Committee targeted a Burn Rate (computed as total shares subject to the annual option grants to all employees including Officers for the 2021 fiscal year divided by total outstanding shares as of December 31, 2021) of approximately 1.0%.

The factors used by the Committee to determine the specific number of shares underlying any stock option grant to any individual Officer other than the CEO include the individual performance of such Officer during the prior fiscal year and the performance of the Company as a whole against the Corporate Objectives, as well as the factors described below in “Timing and Amount of Grants.” The specific number of shares underlying the stock option grants to our CEO is determined based on the performance of the Company as a whole against the Corporate Objectives and review of option grants by Peer Companies.

In addition, our Board of Directors and Committee may grant equity compensation to our Officers and employees at any time for incentive and retention purposes in keeping with our non-cash equity compensation practices outlined below.

2021 Option Grants

In January 2021, the Committee made the decision to grant one-third of the shares subject to each Named Executive Officer’s stock option grant in the form of a performance-based stock option and the remaining shares in the form of a time-based stock option. The performance-based stock option grants will vest in full upon meeting a certain regulatory milestone, with such vesting also subject to the optionee providing continuous service to the Company through the date of the applicable vesting event. This change to our equity compensation program was made to further incentivize our Named Executive Officers to drive our strategic initiatives. The time-based stock option grants vest as follows: one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over four (4) years following the date of grant, subject to continued service on each applicable vesting date.

Stock Option Practices

Overview

It is our practice to grant stock options to all of our employees. Stock option award levels are determined based on market data and vary among individuals based on their positions within the Company and their individual performance. Stock options are generally granted in connection with:

•	the hiring of employees (including Officers);
•	the promotion of employees (including Officers);
•	the annual performance appraisal of employees (including Officers);
•	rewarding certain employees (including Officers) for exceptional accomplishments;
•	periodically in lieu of cash bonuses or voluntary reductions in salary; and
•	from time to time for incentive and retention purposes.

We also, from time-to-time, and on an infrequent basis, grant stock options to certain consultants with specialized skills who provide important services to us. All of our stock options are granted under and pursuant to the terms of our 2000 Stock Plan.

Authority

The Board has delegated the authority to grant stock options under specified terms and conditions to a committee consisting of our CEO, CFO and Vice President of Finance (the “Officer Committee”) in connection with the hiring and promotion of non-Officer employees and the rewarding of non-Officer employees for exceptional performance. Other than as expressly delegated by the Committee or the Board in accordance with the Stock Plan, the authority to grant stock options and other equity compensation resides exclusively with the Committee or the Board. In particular, the Committee or the Board has the exclusive authority to grant stock options to Directors and Officers.

Timing and Amount of Grants

Options to newly hired Officers are approved by action of our Board or the Committee by meeting or unanimous written consent prior to and granted effective as of the first day of employment of such Officer, typically at the same time as the ratification of their employment. Options to newly hired employees who are not Officers and where the number of shares underlying the stock option grant does not exceed 50,000 shares are granted by unanimous written consent of the Officer Committee on the tenth business day of the subsequent calendar month of their hire, and the Officer Committee meets or acts by unanimous written consent on or before the tenth business day of the calendar month to approve the option grants to be made on the tenth business day of the calendar month.

Annual grants of stock options to our employees and Officers are made usually in January or February of each year after the conclusion of our annual Company-wide performance appraisal of all employees for the previous fiscal year. Even though the Committee may complete the evaluation of the performance of Officers prior to the completion of the performance appraisal process for the entire Company, it has been our practice in the last several years to grant the stock options to Officers simultaneously with the grant of stock options to our employees. In determining the annual grant amounts, the Committee considers a review of market data for comparable positions and each individual’s accumulated vested and unvested awards, current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between Officers and in relation to other compensation elements, stockholder dilution and accounting expense, and corporate performance as well as each individual’s performance.

Other than as described above with respect to newly hired employees, it is our practice to grant stock options (such as in connection with promotions, rewarding exceptional accomplishments and grants to consultants) effective on the date of the Board, Committee or Officer Committee’s action by meeting or unanimous written consent.

We do not have a policy that precludes the granting of stock options when the Company or the Board is in possession of material nonpublic information or at certain periods in relation to our earnings releases. Although the Committee has considered whether such a policy would be advisable, the Committee does not feel that adoption of such policy is warranted at present since we grant stock options based on timelines in the normal course of business independent of the occurrence of these types of events (e.g., at a pre-established date each month for newly hired employees, on the first date of employment for newly hired Officers or upon the completion of the Company’s annual performance appraisal with respect to the annual grant). The Committee will periodically review the need for any such type of policy on timing, but at present, reserves the right to grant stock options at any time consistent with our policies, the Stock Plan and applicable laws and regulations.

Exercise Price and Other Terms

The exercise price for stock options we grant is the fair market value of our common stock as defined in the Stock Plan, which is the closing price on the day of the grant of our common stock on the Nasdaq Capital Market. Stock options granted to our employees (including Officers) typically have a term of 10 years. Annual grants of stock options generally vest on a quarterly basis over four years following the date of grant. Options in lieu of cash bonus generally vest immediately on the date of grant. Options in lieu of salary generally vest quarterly over one (1) year following the date of grant. On an infrequent basis, the Board or the Committee has granted stock options to employees (including Officers) with different vesting patterns consistent with the Stock Plan. The term and vesting of options granted to consultants vary depending on the circumstances.

Stock options, subject to required vesting, are exercisable for the term of the option so long as the optionee maintains continuous status as an employee or consultant with the Company. Generally, we have granted options that provide that if an optionee’s service to the Company as an employee, consultant or director terminates, such individual’s vested options will remain exercisable for periods of between 60 days and one year, with special longer periods of ten years for certain director options and for up to seven years for certain options granted in lieu of salary or director fees. The Administrator shall have the authority to extend the period of time for which an option is to remain exercisable following optionee’s termination; provided that in no event will an option be exercisable later than the expiration of the term of the option.

Benefits

Except as otherwise described in this Proxy Statement, our Officers are not entitled to benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements (other than our 401(k) plan), post-retirement health coverage or similar benefits for our Officers or employees.

The benefits we provided in fiscal 2021 were as follows. We provide life insurance to all employees who work at least 30 hours per week (including Officers) with a limit of three times the employee’s salary (up to $350,000 of insurance per employee). In addition, we offer medical, dental and vision insurance, and provide accidental death and dismemberment insurance, short-term and long-term disability insurance to all employees who work at least 30 hours per week. We pay for approximately 85% of the total premium for medical, dental and vision insurance, respectively, and 100% of the total premium for accidental death and dismemberment insurance, short-term and long-term disability insurance. Our Officers, as with our employees, are eligible to participate in our 2000 Employee Stock Purchase Plan.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers, as with all eligible employees, are eligible to participate in our 401(k) plan. We do not provide matching contributions for any of our employees including our Officers.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred contribution or other deferred compensation plans.

Other Post-Employment Payments

All of our employees, including our Officers, are employees-at-will and as such do not have employment contracts with us. We also do not provide post-employment health coverage or other benefits, except in connection with the change of control agreements, details of which are included below under “Change of Control Agreements.”

Hedging and Stock Ownership Policies

Our insider trading policy provides that all officers and employees of the Company, all members of the Board, and any consultants and contractors to the Company that the Company designates, as well as, to the extent controlled by or benefiting any of the foregoing persons, members of the immediate families (spouse, parents, grandparents, children, grandchildren and siblings, including any such relationships that arise through marriage or adoption) sharing a household with the officer, employee, director, consultant or contractor, and any other member of the households of persons directly subject to this Policy, and family trusts (or similar family entities) may not engage in any transactions that suggest speculation in our stock (that is, an attempt to profit in short-term movements, either increases or decreases, in the stock price). The policy notes that many “hedging” transactions, such as “collar” transactions, contingent or forward sales, and other similar or related arrangements, are prohibited. Specifically, our insider trading policy precludes any employee or Officer from engaging in any “short” sale, “sale against the box” or any equivalent transaction involving our stock (or the stock of any of our business partners in any of the situations described above).

We do not have a stock ownership policy.

Most Recent Advisory Vote on Executive Compensation

The Committee noted that at the 2021 Annual Meeting held on June 15, 2021, the Company’s executive compensation was approved on a non-binding, advisory basis based upon the following votes:

For	Against	Abstain	Broker Non-Vote
109,373,675	8,817,556	6,105,578	54,727,792

The Board of Directors and the Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation philosophy, policies and decisions were necessary based solely on the vote results.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our executive officers, except with respect to certain grandfathered “performance-based” arrangements. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Accounting for Stock-Based Compensation

Stock-based compensation is estimated at the date of grant based on the stock award’s fair value using the Black-Scholes option-pricing model and is recognized as expense ratably over the requisite period in a manner similar to other forms of compensation paid to employees and directors. Our financial statements include more information regarding accounting for stock-based compensation.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ended December 31, 2021, 2020 and 2019, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our other Named Executive Officers.

In 2021, 2020 and 2019, we did not grant any stock awards and we do not currently offer pension or nonqualified deferred compensation plans.

Summary Compensation Table for Fiscal 2021

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation (2)($)	All Other Compensation (3)($)	Total ($)
James E. Brown, D.V.M. (4)	2021	555,436	—	320,104	267,923	36,319	1,179,782
President and Chief Executive Officer	2020	539,258	—	357,660	200,285	36,341	1,133,544
	2019	531,289	—	472,266	239,080	29,720	1,272,355

Michael H. Arenberg, M.B.A. (5)	2021	367,894	—	177,666	119,119	5,427	670,106
Former Chief Financial Officer	2020	357,179	—	198,700	90,904	4,857	651,640
	2019	350,175	—	85,810	107,118	7,878	550,981

Norman L. Sussman (6)	2021	400,970	—	153,160	128,815	40,539	723,484
Chief Medical Officer	2020	66,667	—	333,000	16,281	3,400	419,348

Judy R. Joice (7)	2021	322,421	—	120,996	92,197	22,372	557,986
Senior Vice President, Operations and Corporate Quality Assurance	2020	313,030	—	135,116	71,266	22,214	541,626
	2019	306,892	—	70,740	82,575	19,104	479,311

(1)

Amounts in this column reflect the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 granted during the year indicated. For more information, please see Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards. The grant date fair value of the options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant. These amounts reflect our accounting expense for these stock options and do not represent the actual economic value that may be realized by each Named Executive Officer. There can be no assurance that these amounts will ever be realized.

(2)

The amounts for 2021 represent the bonus payments made pursuant to our incentive plan based on the achievement of certain pre-determined corporate objectives set by the Committee. For more information regarding the awards made to each Named Executive Officer, see the section titled “Bonus (Non-Equity Incentive Plan Compensation)” of the Compensation Discussion and Analysis above.

(3)

Includes amounts associated with insurance premiums we pay for Accidental Death and Dismemberment, Life, Medical, Dental, Vision, short-term and long-term disability insurance and medical insurance waiver incentives and remote internet reimbursement starting in May 2021, which are available to all employees.

(4)	Dr. Brown’s salary increased from $547,228 to $558,172 effective April 1, 2021.
(5)	Mr. Arenberg’s salary increased from $362,457 to $369,706 effective April 1, 2021. Mr. Arenberg resigned from the Company in March 2022.
(6)	Dr. Sussman joined the Company as Chief Medical Officer in November 2020 with an annual salary of $400,000. Dr. Sussman’s salary increased from $400,000 to $401,293 effective April 1, 2021.
(7)	Ms. Joice’s salary increased from $317,656 to $324,009 effective April 1, 2021.

GRANTS OF PLAN-BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to our Named Executive Officers for the fiscal year ended December 31, 2021:

Grants of Plan-Based Awards in Fiscal 2021

		Estimated Future Payouts			All Other
		Under Non-Equity Incentive			Option Awards:			Grant Date
		Plan Awards(1)			Number of		Exercise or	Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Securities Underlying Options(#)		Base Price of Option Awards (2) ($/Share)	Stock and Option Awards (3)($)
James E. Brown	1/15/2021				209,000	(4)	2.03	320,104
	1/15/2021				104,500	(5)	2.03
	N/A	—	334,903	—
Michael H. Arenberg (6)	1/15/2021				116,000	(4)	2.03	177,666
	1/15/2021				58,000	(5)	2.03
	N/A	—	147,882	—
Norman L. Sussman	1/15/2021				100,000	(4)	2.03	153,160
	1/15/2021				50,000	(5)	2.03
	N/A	—	160,517	—
Judy R. Joice	1/15/2021				79,000	(4)	2.03	120,996
	1/15/2021				39,500	(5)	2.03
	N/A	—	113,403	—

(1)

This amount represents the target bonus for fiscal 2021 as described in more detail in the section titled “Bonus (Non-Equity Incentive Plan Compensation)” of the Compensation Discussion and Analysis above.

(2)	The exercise price per share of such option grant was the closing price of our common stock on the Nasdaq Capital Market on the date of grant.
(3)

Amounts in this column reflect the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. For more information, please see Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards. The grant date fair value of the options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant. These amounts reflect our accounting expense for these stock options and do not represent the actual economic value that may be realized by each Named Executive Officer. There can be no assurance that these amounts will ever be realized.

(4)

Time-based stock options were granted under our 2000 Stock Plan. The vesting associated with the option is as follows: one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over four (4) years following the date of grant, subject to continued service on each applicable vesting date.

(5)

Performance-based stock options were granted under our 2000 Stock Plan. The vesting associated with the option is as follows: 100% of the total shares subject to the option shall vest upon meeting a certain regulatory milestone, with such vesting also subject to the optionee providing continuous service to the Company through the date of the applicable vesting event.

(6)	Mr. Arenberg resigned from the Company in March 2022. He did not receive any severance payments or benefits upon his resignation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR—EXECUTIVE OFFICERS

The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding option awards at fiscal year-end for our Named Executive Officers. All options were granted under our 2000 Stock Plan. In addition, there were no stock awards outstanding for the individuals named below at December 31, 2021.

Outstanding Option Awards at December 31, 2021

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date (1)
James E. Brown	130,000	—	—	0.78	2/3/2012(4)	2/3/2022
	96,306	—	—	0.78	2/3/2012(5)	2/3/2022
	130,000	—	—	1.21	2/5/2013(4)	2/5/2023
	63,391	—	—	1.21	2/5/2013(5)	2/5/2023
	150,237	—	—	1.21	2/5/2013(3)	2/5/2023
	150,000	—	—	2.09	1/31/2014(4)	1/31/2024
	117,068	—	—	2.09	1/31/2014(3)	1/31/2024
	48,077	—	—	1.36	3/28/2014(5)	3/28/2024
	250,000	-	—	0.88	1/09/2015(4)	1/09/2025
	37,037	—	—	1.75	3/26/2015(5)	3/26/2025
	200,000	—	—	1.16	1/28/2016(4)	1/28/2026
	48,077	—	—	1.35	3/31/2016(5)	3/31/2026
	167,206	—	—	1.16	1/28/2016(3)	1/28/2026
	145,676	—	—	1.31	1/9/2017(3)	1/9/2027
	225,000	—	—	1.31	1/9/2017(4)	1/9/2027
	47,170	—	—	1.40	6/19/17(5)	6/19/2027
	188,212	—	—	1.24	1/26/2018(3)	1/26/2028
	234,375	15,625	—	1.24	1/26/2018(4)	1/26/2028
	221,755	—	—	0.58	1/23/2019(3)	1/23/2029
	103,125	46,875	—	0.58	1/23/2019(4)	1/23/2029
	98,437	126,563	—	2.11	1/21/2020(4)	1/21/2030
	39,187	169,813	—	2.03	1/15/2021(4)	1/15/2031
	—	—	104,500	2.03	1/15/2021(7)	1/15/2031
Michael H. Arenberg (8)	90,000	—	—	1.21	2/5/2013(4)	2/5/2023
	51,260	—	—	1.21	2/5/2013(3)	2/5/2023
	90,000	—	—	2.09	1/31/2014(4)	1/31/2024
	39,167	—	—	2.09	1/31/2014(3)	1/31/2024
	95,000	—	—	0.88	1/9/2015(4)	1/9/2025
	57,808	—	—	0.88	1/9/2015(3)	1/9/2025
	76,000	—	—	1.16	1/28/2016(4)	1/28/2026
	43,983	—	—	1.16	1/28/2016(3)	1/28/2026
	54,770	—	—	1.31	1/9/2017(3)	1/9/2027
	85,500	—	—	1.31	1/9/2017(4)	1/9/2027
	10,000	—	—	1.40	6/19/2017(4)	6/19/2027
	72,659	—	—	1.24	1/26/2018(3)	1/26/2028
	84,375	5,625	—	1.24	1/26/2018(4)	1/26/2028
	37,500	12,500	—	0.97	10/15/18(6)	10/15/2028
	86,335	—	—	0.58	1/23/2019(3)	1/23/2029
	75,625	34,375	—	0.58	1/23/2019(4)	1/23/2029
	54,687	70,313	—	2.11	1/21/2020(4)	1/21/2030
	21,750	94,250	—	2.03	1/15/2021(4)	1/15/2031
	—	—	58,000	2.03	1/15/2021(7)	1/15/2031
Norman L. Sussman	50,000	150,000	—	1.77	11/2/2020(2)	11/2/2030
	—	—	50,000	1.77	11/2/2020(7)	11/2/2030
	18,750	81,250	—	2.03	1/15/2021(4)	1/15/2031
	—	—	50,000	2.03	1/15/2021(7)	1/15/2031
Judy R. Joice	90,000	—	—	1.21	2/5/2013(3)	2/5/2023
	46,097	—	—	1.21	2/5/2013(4)	2/5/2023
	100,000	—	—	2.09	1/31/2014(4)	1/31/2024

30,452	—	—	2.09	1/31/2014(3)	1/31/2024
40,000	—	—	1.36	3/28/2014(4)	3/28/2024
54,420	—	—	0.88	1/09/2015(3)	1/09/2025
95,000	-	—	0.88	1/09/2015(4)	1/09/2025
76,000	—	—	1.16	1/28/2016(4)	1/28/2026
41,843	—	—	1.16	1/28/2016(3)	1/28/2026
53,766	—	—	1.31	1/9/2017(3)	1/9/2027
85,500	—	—	1.31	1/9/2017(4)	1/9/2027
65,465	—	—	1.24	1/26/2018(3)	1/26/2028
79,687	5,313	—	1.24	1/26/2018(4)	1/26/2028
77,022	—	—	0.58	1/23/2019(3)	1/23/2029
58,437	26,563	—	0.58	1/23/2019(4)	1/23/2029
37,187	47,813	—	2.11	1/21/2020(4)	1/21/2030
		39,500	2.03	1/15/2021(7)	1/15/2031
14,812	64,188	—	2.03	1/15/2021(4)	1/15/2031

(1)	The original term of these option grants is ten (10) years from the date of grant.
(2)

The vesting schedule associated with these option grants is as follows: one-fourth (1/4) of the total shares subject to such option shall vest on the one-year anniversary of the date of grant, and one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over three (3) years following the one-year anniversary, subject to continued service on each applicable vesting date.

(3)	The vesting schedule associated with these option grants is as follows: 100% of the total shares subject to such option vested on the date of grant.
(4)

The vesting schedule associated with these option grants is as follows: one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over four (4) years following the date of grant, subject to continued service on each applicable vesting date.

(5)

The vesting schedule associated with these option grants is as follows: one-fourth (1/4) of the total shares subject to the option shall vest quarterly over one (1) year following the date of grant, subject to continued service on each applicable vesting date.

(6)

The vesting schedule associated with the option grant is as follows: one forty-eighth (1/48) of the total shares subject to the option shall vest monthly over four (4) years following the date of grant, subject to continued service on each applicable vesting date.

(7)

The vesting schedule associated with these option grants is as follows: 100% of the total shares subject to the option shall vest upon meeting a certain regulatory milestone, with such vesting also subject to the optionee providing continuous service to the Company through the date of the applicable vesting event.

(8)	Mr. Arenberg resigned from the Company in March 2022.

EXERCISES

The following table shows for the fiscal year ended December 31, 2021, certain information regarding option exercises and stock vested during the last fiscal year with respect to our Named Executive Officers:

Option Exercises in Fiscal 2021 (1)

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)
James E. Brown	—	—
Michael H. Arenberg (3)	—	—
Norman L. Sussman	—	—
Judy R. Joice	60,137	102,255

(1)	We do not currently utilize stock awards as part of our compensation plan. As such, we do not include information regarding stock awards that would otherwise appear as blank columns in this table.
(2)	The value realized on exercise reflects the difference between the fair market value of our common stock at the time of exercise on the exercise date and the exercise price of the option.
(3)	Mr. Arenberg resigned from the Company in March 2022.

CHANGE OF CONTROL AGREEMENTS

We maintain a change of control policy applicable to our officers who hold the rank of Vice President and above (who are not party to any other change of control agreement with us) which provides that, in the event that such officer’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such officer shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such officer shall receive a cash payment equal to one year of such officer’s then current notional salary, provided that such cash payment will be equal to two years of such officer’s then current notional salary in the case of James E. Brown.

In December 2020, our Committee amended the change of control policy to, among other things, provide that cash payments would be made in the form of a lump sum rather than installments over 12 months, make certain changes with respect to the restrictive covenants required to earn severance benefits, and make certain other clarifying changes. The policy, as amended, provides any such severance benefits are conditioned upon such officer delivering to us an effective release of claims against us, complying with certain non-disparagement covenants, and cooperating with the Company in order to ensure an orderly transfer of his or her duties and responsibilities. If the Officer breaches any of these requirements, the Company will have no further obligation to pay to the Officer any benefit under this policy, and the Officer will be obligated to repay to the Company all benefits previously paid to, or on behalf of, the Officer under this policy. The policy contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Code Section 280G, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Code Section 4999. In December 2021, our Compensation Committee reviewed the policy and no changes were made.

Had a change in control occurred during fiscal 2021 and had their employment been terminated on December 31, 2021, our Named Executive Officers would have been eligible to receive the payments set forth in the columns under the heading “Terminations Within 24 Months of a Change in Control” in the table below without taking into account the impact of the “better after-tax” provision.

Terminations Within 24 Months of a Change in Control
Name	Severance Payments ($)	Value of Accelerated Unvested Options (1)($)
James E. Brown	1,116,344	19,181
Michael H. Arenberg (2)	369,706	14,761
Norman L. Sussman	401,293	—
Judy R. Joice	324,009	10,870

(1)

The value of accelerated vesting of the options is based solely on the excess, if any, of $0.99 per share, the closing market price on December 31, 2021, over the exercise price of the unvested portion (as of December 31, 2021) of our Named Executive Officers’ stock options. Because many of our stock options have exercise prices higher than our current stock price, if our stock value was higher at the time of any actual termination of employment, additional stock options could have considerable value.

(2)	Mr. Arenberg resigned from the Company in March 2022.

CEO Pay Ratio Disclosure

Pursuant to SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of Dr. Brown, our President and CEO, to the median of the annual total compensation of all of our employees (excluding Dr. Brown). As disclosed in the Summary Compensation Table above, Dr. Brown’s 2021 annual total compensation was approximately $1,179,782, the median of the 2021 annual total compensation of all of our employees (excluding Dr. Brown) was $161,311, and the ratio of these amounts was 7 to 1 as calculated in a manner consistent with Item 402(u) of Regulation S-K.

In calculating the CEO pay ratio, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their CEO pay ratios.

For 2021, we elected to identify a new median employee. To identify the “median employee” for purposes of this disclosure (i.e., the individual employee whose compensation was at the median level among our entire employee group), we used a determination date of December 31, 2021 and analyzed, for all of the individuals employed by us on that date, the compensation that we paid to each of those individuals for the 12-month period ending on that date. We considered each employee’s “compensation” to consist of (i) the employee’s total gross earnings for the 12-month period ending December 31, 2021, plus (ii) the fair value of the stock options granted during the year ended December 31, 2021. The compensation for permanent employees who were not employed by us for the entire 12-month period was annualized to reflect compensation for the entire 12-month period. For purposes of calculating the ratio above, the value of employer provided non-discriminatory health benefits was included in the compensation of each of Dr. Brown and the median employee.

After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we use to calculate the amount reported for our Named Executive Officers in the “Total” column of the Summary Compensation Table.

DIRECTOR COMPENSATION

Overview of Compensation and Procedures

The Compensation Committee reviews the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;
•	survey data collected by our human resources department; and
•	information obtained directly from other companies.

We compensate non-employee members of the Board through a mixture of cash and equity-based compensation. In 2021, each non-employee director was eligible to receive an attendance fee of $1,500 for each Board meeting attended and $500 for each telephonic Board meeting, and a cash retainer fee equal to $34,000 per year, paid on a quarterly basis in arrears. In addition, for each Board committee on which a non-employee director served, he or she was eligible to receive an attendance fee of $1,000 for each committee meeting attended and a cash retainer fee equal to $8,000, $6,000, and $5,000 per year for serving on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively, paid on a quarterly basis in arrears; provided that the cash retainer to be received by the chairperson of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, is $22,500, $15,000, and $12,000 per year, respectively, each paid on a quarterly basis in arrears. In 2021, the Board established a Research and Development Committee which held its first meetings in the fourth quarter of 2021. In 2021, each member of the Research and Development Committee was eligible to receive a cash retainer of $1,875 as well as $1,000 for each such committee meeting attended, with the chairperson of the Research and Development Committee receiving a cash retainer of $3,750. In 2021, the Compensation Committee retained Larry Setren & Associates, an independent compensation consulting firm, to analyze the director compensation programs. Subsequent to this review, effective January 1, 2022, all board and committee attendance fees were eliminated and each non-employee director is now eligible to receive a cash retainer fee equal to $40,000 per year in addition to a cash retainer fee for serving on the Research and Development Committee of $7,500 per year or $15,000 per year for the chairperson, as well as the additional cash retainer fees for the other committees as described above, in each case, paid on a quarterly basis in arrears.

All of our current non-employee directors receive stock option grants under our 2000 Stock Plan as part of their compensation for their service. When each non-employee director first becomes a director, he or she receives nonstatutory options to purchase shares of our common stock covering 70,000 shares. These options have a ten-year term and become exercisable in installments of one-third of the total number of shares granted on each anniversary of the grant. Additionally, each director who had served for at least 6 months received options to purchase additional shares of our common stock on the date of the annual stockholder meeting (Annual Grant) covering 55,000 shares, and such Annual Grant vests on the day before the first anniversary of the date of grant of the Annual Grant.  Mr. Mohammad Azab and Ms. Gail J. Maderis, who joined our Board of Directors in January 2021, received options to purchase additional shares of our common stock on the date of the annual stockholder meeting (Annual Grant) on June 15, 2021, covering 27,500 shares, and such Annual Grant vests on the day before the first anniversary of the date of grant of the Annual Grant.

Effective June 15, 2022, each director who has served for at least 6 months will receive an Annual Grant covering 60,000 shares, and such Annual Grant vests on the day before the first anniversary of the date of grant of the Annual Grant. These options are for a ten-year term. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The exercise price of the options granted to our directors must be at least 100% of the closing price of our common stock on the Nasdaq Capital Market on the date the option is granted.

Options granted on or after June 24, 2013 may be exercised only (1) while the individual is serving as a director on the Board, (2) within 12 months after termination by death or disability or (3) within 24 months after the individual’s term as director ends for any other reason. In 2019, the Board extended the post termination exercise period of 2,386,441 vested options held by non-employee directors who served on the Board for more than 10 years based on a policy adopted by the Board.  The policy stipulated that upon retirement of any member of the Board who has served on the Board for at least 10 years prior to the effective date of such retirement, all options held by such directors shall continue to be exercisable until the earlier of (a) the termination date of such option or (b) 10 years after such director's retirement date.

Employee directors receive no additional compensation for serving on our Board of Directors.

The following table sets forth certain information regarding the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2021.

Director Compensation for Fiscal 2021

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)($)	All Other Compensation ($)	Total ($)
Mohammad Azab, M.D., M. Sc., M.B.A.	55,891	145,454	—	201,345
Simon X. Benito (2)	69,500	69,091	—	138,591
Terrence F. Blaschke, M.D.	55,250	69,091	2,400	126,741
Gail M. Farfel, Ph.D.	44,375	69,091	—	113,466
Peter S. Garcia, M.B.A. (3)	3,306	52,549	—	55,855
David R. Hoffmann	113,000	69,091	—	182,091
Gail J. Maderis, M.B.A.	59,255	145,454	—	204,709
Armand P. Neukermans, Ph.D. (4)	25,958	—	—	25,958
Judith J. Robertson	61,500	69,091	—	130,591
Jon S. Saxe (4)	28,500	—	—	28,500

(1)

Amounts shown represent the aggregate grant date fair value of the stock option awards. In June 2021, an option to purchase 55,000 shares of our common stock at $1.21 per share was granted under our 2000 Stock Plan to each of Messrs. Benito, Blaschke, Hoffmann and Mrs. Farfel and Robertson (with a fair value of $69,091 for each option grant), and an option to purchase 27,500 shares of our common stock at $1.21 per share was granted under our 2000 Stock Plan to Mr. Azab and Ms. Maderis (with a fair value of $34,546 for each option grant). For more information, please see Note 9 of the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding the assumptions underlying the valuation of equity awards.

(2)	Mr. Simon X. Benito will not seek re-election to the Board at our 2022 Annual Meeting.
(3)	Mr. Garcia joined the Company’s Board in December 2021.
(4)	Messrs. Neukermans and Saxe retired from the Company’s Board in June 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—DIRECTORS

The following table sets forth certain information regarding outstanding equity awards at December 31, 2021 of all of our non-employee directors:

	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable
Mohammad Azab, M.D., M. Sc., M.B.A.	—	97,500
Simon X. Benito (1)	434,982	55,000
Terrence F. Blaschke, M.D.	434,982	55,000
Gail M. Farfel, Ph.D.	101,667	78,333
Peter S. Garcia, M.B.A.	—	70,000
David R. Hoffmann	476,513	55,000
Gail J. Maderis, M.B.A.	—	97,500
Armand P. Neukermans, Ph.D. (2)	459,982	—
Judith J. Robertson	101,667	78,333
Jon S. Saxe (2)	459,982	—

(1)	Simon X. Benito will not seek re-election to the Board at our 2022 Annual Meeting.
(2)	Messrs. Neukermans and Saxe retired from the Company’s Board in June 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	25,362,025	$1.39	7,177,333	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	25,362,025	$1.39	7,177,333

(1)	Consists of the following equity compensation plans: (i) our 2000 Stock Plan and (ii) our 2000 Employee Stock Purchase Plan.
(2)

Includes 6,793,921 shares of our common stock reserved under our 2000 Stock Plan for future issuance, and includes 383,412 shares of our common stock reserved under our 2000 Employee Stock Purchase Plan for future issuance, including shares that will be purchased during the most recent purchase period under the 2000 Employee Stock Purchase Plan commencing on November 1, 2021 and ending on April 30, 2022.

CERTAIN RELATIONSHIPS

In accordance with the Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions (as defined in Item 404 of Reg. S-K), other than compensation transactions, which are subject to the auspices of the Compensation Committee. Although we have not entered into any financial transactions with any immediate family member of any of our directors or executive officers, if we were to do so, any such material financial transaction would need to be approved by the Audit Committee before we enter into such a transaction. The Audit Committee also reviews and approves our proxy statement and the information contained therein.

OTHER TRANSACTIONS

During the last fiscal year, we granted options to purchase common stock to our employees and directors as reported in this Proxy Statement.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

The information contained in the following report of our Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The Compensation Committee has:

•	reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement with management; and
•	based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors of DURECT Corporation:

Mohammad Azab

David R. Hoffmann

Gail J. Maderis

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mohammad Azab, David R. Hoffmann and Gail J. Maderis. No current or former member of this committee was at any time during fiscal year 2021 or at any other time an officer or employee of the Company, and no current or former member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a current or former member of the Compensation Committee during fiscal year 2021.

AUDIT COMMITTEE REPORT

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

As required by Nasdaq rules, the Audit Committee of the DURECT Corporation Board of Directors is composed of at least three independent directors. The committee operates under a written charter adopted by the Board of Directors in March 2000 and last revised in June 2021.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for its internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held four meetings during the fiscal year 2021. Management represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles. In 2021, the Audit Committee met, reviewed and discussed the audited financial statements for fiscal year 2021, with management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the independence letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from DURECT Corporation.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on March 8, 2022.

The Audit Committee of the Board of Directors of DURECT Corporation:

Simon X. Benito

Peter S. Garcia

David R. Hoffmann

Gail J. Maderis

Judy J. Robertson

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

During the fiscal years ended December 31, 2021 and 2020, Ernst & Young LLP, our independent registered public accounting firm and principal accountants, billed the fees set forth below. All Audit Fees, Audit-Related Fees, Tax Fees and Other Fees for 2021 and 2020 were pre-approved by the Audit Committee according to the policies and procedures described above under the caption “The Board, Board Committees and Meetings—Audit Committee.”

	Years Ended December 31,
	2021	2020
Audit Fees	$877,050	$1,010,915
Audit-Related Fees	—	—
Tax Fees	107,089	59,740
Other Fees	—	1,405
	$984,139	$1,072,060

Audit Fees

Audit Fees include fees for audit services associated with the 2021 and 2020 audits of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q. Audit Fees also include fees for advice on audit and accounting matters that arose during, or as a result of, the audit or the review of annual and interim financial statements, respectively. Additionally, the 2021 and 2020 Audit Fees include approximately $97,000 and $132,015, respectively, related to the review of SEC registration statements, issuance of comfort letters, and issuance of consents.

Audit-Related Fees

There were no fees billed in each of the last two fiscal years for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements that are not reflected in “Audit Fees.”

Tax Fees

Tax fees include tax compliance services related to preparation of tax returns, assistance with filing of employee retention credits with the Internal Revenue Service and other tax matters.

Other Fees

Other fees consisted of an annual subscription to on-line accounting information and updates for 2020.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote over the internet or by using the toll-free telephone number on your proxy card or voting instruction materials, or by mailing a proxy card or voting instruction card. Please review the instructions on the Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction materials regarding your voting options.

By Order of the Board of Directors,

Jian Li
Senior Vice President, Finance and Corporate Controller and Secretary

April [●], 2022

Cupertino, California

Appendix A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DURECT CORPORATION

The undersigned, James E. Brown, hereby certifies that:

1. He is the President and Chief Executive Officer of Durect Corporation, a Delaware corporation (the “Corporation”).

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 6, 1998 under the name “Durect Therapeutics Corporation.”

3. Article Fourth, Paragraph (A) of the Corporation’s Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Six Hundred and Ten Million (610,000,000) shares, each with a par value of $0.0001 per share. Six Hundred Million (600,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.”

4. This Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s board of directors and stockholders in accordance with the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation at Cupertino, California on                     , 2022

James E. Brown President and Chief Executive Officer

A-1

Exhibit 1

DURECT CORPORATION

2000 STOCK PLAN

(as amended on March 13, 2000)

(as further amended on March 31, 2000)

(as further amended on March 15, 2001)

(as further amended April 14, 2005)

(as further amended June 23, 2010)

(as further amended June 23, 2011)

(as further amended June 16, 2014)

(as further amended June 22, 2016)

(as further amended June 19, 2018)

(as further amended June 19, 2019)

(as further amended June 15, 2022)

1.

Purposes of the Plan. The purposes of this 2000 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock Grants, Stock Units, Stock Appreciation Rights, Stock Purchase Rights and Cash Awards may also be granted under the Plan.

2.	Definitions. As used herein, the following definitions shall apply:
(a)	“Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.
(b)

“Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c)	“Award” means a Stock Award, a Cash Award or an Option granted in accordance with the terms of the Plan.
(d)

“Award Agreement” means a Stock Award Agreement, Cash Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.
(f)

“Cash Award” means a bonus opportunity awarded under Section 14 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(g)

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)	“Committee” means the Committee appointed by the Board of Directors in accordance with Section 4(a) and (b) of the Plan.
(i)	“Common Stock” means the Common Stock of the Company.
(j)	“Company” means DURECT Corporation, a Delaware corporation.
(k)

“Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any Director of the Company whether compensated for services provided in his or her capacity as a Director or not.

(l)

“Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

(m)

“Determination Date” means any time when the achievement of the Qualifying Performance Criteria associated with the applicable Performance Period remains substantially uncertain; provided, however, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Qualifying Performance Criteria shall be deemed to be substantially uncertain.

(n)	“Director” means a member of the Board of Directors of the Company.
(o)

“Employee” means any person (including, if appropriate, Officers and Directors), employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)	“Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:
(i)

If the Common Stock is listed on any established stock exchange or a national market system including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock, on the date of grant or the date of determination, as applicable (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of grant or the date of determination, as applicable, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of grant (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(r)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option Agreement.
(s)

“Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(t)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Option Agreement.
(u)	“Officer” means a person who is an officer of the Company (or any Parent or Subsidiary) within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(v)	“Option” means a stock option granted pursuant to the Plan.
(w)

“Option Agreement” means a written agreement between an Optionee and the Company reflecting the terms of an Option granted under the Plan and includes any documents attached to such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(x)	“Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.
(y)	“Optionee” means an Employee or Consultant who receives an Option.
(z)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.
(aa)	“Participant” means any holder of one or more Options or Stock Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.
(bb)	“Plan” means this 2000 Stock Plan.
(cc)

“Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Parent, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, and on a pre-tax or after-tax basis, in each case as specified by the Committee in the Award: (i) cash flow (including operating cash flow or free cash flow); (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) expenses; (xxv) economic value added; (xxvi) product quality; (xxvii) number of customers; (xxviii) objective customer indicators; (xxix) customer satisfaction; (xxx) new product invention or innovation; (xxxi) profit after taxes; (xxxii) pre-tax profit; (xxxiii) working capital; (xxxiv) sales; (xxxv) advancement of the Company’s product pipeline; (xxxvi) consummation of strategic transactions; (xxxvii) reduction in cash utilization; and (xxxviii) addition of technologies and products. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(dd)

“Reporting Person” means an Officer, Director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(ee)	“Restatement Effective Date” means the date of the Company’s 2022 Annual Meeting of Stockholders.
(ff)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Sections 11, 12 or 13 below.
(gg)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.
(hh)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.
(ii)

“Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on the appreciation in the Fair Market Value of a specific number of shares of Common Stock granted under Section 13.

(jj)	“Stock Award” means a Stock Grant, a Stock Unit, a Stock Appreciation Right or a Stock Purchase Right granted under Sections 11, 12 or 13.
(kk)

“Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ll)	“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(mm)	“Stock Grant” means the award of a certain number of shares of Common Stock granted under Section 11 below.
(nn)	“Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12 below.
(oo)

“Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(pp)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.
(qq)	“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.

Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 64,296,500 Shares; provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 64,296,500 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, any Shares issued in connection with Awards granted on or after June 23, 2010, other than Options and Stock Appreciation Rights, shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share issued in connection with such Award (and shall be counted as two (2) Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to this Section 3 in connection with Awards other than Options and Stock Appreciation Rights).

Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of a Stock Appreciation Right that is exercised (whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right) shall be considered issued pursuant to the Plan.

4.	Administration of the Plan.
(a)

General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Optionees and, if permitted by the Applicable Laws, the Board may authorize one or more officers (who may (but need not) be Officers) to grant Options, Stock Awards and Cash Awards to Employees and Consultants.

(b)

Administration With Respect to Reporting Persons. With respect to Options, Stock Awards and Cash Awards granted to Reporting Persons, the Plan may (but need not) be administered so as to permit such Options, Stock Awards and Cash Awards to qualify for the exemption set forth in Rule 16b-3.

(c)

Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3.

(d)

Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan;
(ii)	to select the Consultants and Employees to whom Options, Stock Awards and Cash Awards or any combination thereof may from time to time be granted hereunder;
(iii)	to determine whether and to what extent Options, Stock Awards and Cash Awards or any combination thereof are granted hereunder;
(iv)	to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;
(v)	to approve forms of agreement for use under the Plan;

(vi)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vii)	to determine the terms and restrictions applicable to Stock Awards and the Restricted Stock purchased by exercising such Stock Awards;
(viii)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(ix)

in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options, Stock Awards and Cash Awards to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs;

(x)

to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xi)	to correct administrative errors;
(xii)

to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 19 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

(xiii)

to authorize conversion or substitution under the Plan of any or all options, stock appreciation rights or stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory

Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiv)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xv)

to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xvi)

to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

(xvii)

to credit to each Participant who holds an Award other than a Stock Purchase Right, Option or Stock Appreciation Right, in the form of dividend equivalents or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid or distributed by the Company on an equivalent number of Shares; provided, however, that such Participant will be paid any dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Administrator in its sole discretion provides for such payments) only if, when and to the extent the underlying Award vests and the value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect to any Award or any portion thereof that does not vest shall be forfeited (for the avoidance of doubt, no dividend equivalents or otherwise may be credited with respect to Options and Stock Appreciation Rights, and any dividend payments on Stock Purchase Rights shall be subject to similar vesting requirements as set forth in Section 12 herein); and

(xviii)	to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.
(e)	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options, Stock Awards or Cash Awards.

5.	Eligibility.
(a)

Recipients of Grants. Nonstatutory Stock Options, Stock Awards and Cash Awards may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option, Stock Award or Cash Award may, if he or she is otherwise eligible, be granted additional Options, Stock Awards or Cash Awards.

(b)

Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(c)

Employment Relationship. The Plan shall not confer upon the holder of any Option or Stock Award any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such holder’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.

Term of Plan. The Plan became effective upon its initial approval by the stockholders of the Company in March 2000 and was amended and restated effective as of the Restatement Effective Date. It shall continue in effect for a term of ten (10) years from the Restatement Effective Date unless sooner terminated under Section 19 of the Plan.

7.

Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.

Limitation on Grants to Employees. Subject to adjustment as provided in Section 16 below, the maximum number of Shares which may be subject to Options and Stock Awards granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,500,000 Shares.

9.	Option Exercise Price and Consideration.
(a)

Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable agreement, but shall be subject to the following:

(i)	In the case of an Incentive Stock Option that is:
(A)

granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)	granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant; or
(iii)	Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.
(b)

No Repricings, Exchanges or Buyouts. Other than in connection with a change in the Company’s capitalization, merger or certain other transactions (as described in Section 16 of the Plan), the following actions will be subject to stockholder approval: (i) the reduction of the exercise price of any Option or Stock Appreciation Right granted under the Plan or (ii) the cancellation of an Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Stock Appreciation Right or other Award or for a cash payment. Notwithstanding the foregoing, canceling an Option in exchange for another Option, Stock Appreciation Right or other Award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price of the original Option shall not be subject to stockholder approval.

(c)

Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note (subject to the provisions of Section 153 of the Delaware General Corporation Law), (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10.	Exercise of Option.
(a)

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Optionee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written (including electronic) notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)

Termination of Employment or Consulting Relationship. Subject to Section 10(c) below, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three months (or such other period of time not less than 30 days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(c)	Disability of Optionee.
(i)

Notwithstanding Section 10(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), such Optionee may, but only within twelve months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(ii)

In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), such Optionee may, but only within six months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option (“ISO”) (within the meaning of Section 422 of the Code) within three months of the date of such termination, the Option will not qualify for ISO treatment under the Code. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within six months from the date of termination, the Option shall terminate.

(d)

Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the date of grant of the Option, or within 30 days following termination of the Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by such Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of the Optionee’s Continuous Status as an Employee or Consultant. To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(e)

Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Status as an Employee or Consultant from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(f)

Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

11.

Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)

Consideration. A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or a Subsidiary for its benefit.

(b)

Minimum Vesting. Commencing June 22, 2016, Stock Grants and Stock Units granted after such date, which vest based on the Participant’s Continuous Service shall not provide for vesting which occurs earlier than one (1) year from the date of grant, and Stock Grants and Stock Units granted after such date, which vest upon the attainment of performance criteria shall provide for a performance period of at least one (1) year. Notwithstanding any contrary provision of the Plan, following the effectiveness of the minimum vesting requirements of this Section 11(b), Stock Grants and Stock Units covering a maximum of five percent (5%) of the Shares authorized for issuance under the Plan on or after June 22, 2016, may be granted without regard to the limitations of this Section 11(b).

(c)

Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d)	Transferability. Rights to acquire Shares under a Stock Grant or a Stock Unit agreement shall be transferable by the Participant only by will or by the laws of descent and distribution.
12.	Stock Purchase Rights.
(a)

Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed 30 days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Stock Award Agreement in the form determined by the Administrator.

(b)

Repurchase Option. Unless the Administrator determines otherwise, the Stock Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Award Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c)

Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d)

Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company; provided however, that in the case of any unvested Stock Purchase Right or unvested portion thereof (including any unvested Shares subject thereto), the Participant shall not be entitled to any dividends and other distributions paid or distributed by the Administrator on an equivalent number of vested Shares. Notwithstanding the foregoing, at the Administrator’s discretion, such Participant may be credited with dividends and other distributions in the case of any unvested Stock Purchase Right or unvested portion thereof (including any unvested Shares subject thereto), provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Stock Purchase Right or unvested portion thereof that does not vest shall be forfeited. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

13.	Stock Appreciation Rights.
(a)

General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

(b)

Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the base appreciation amount of the Shares pursuant to the Stock Appreciation Right. The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods, in each case as specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(c)

Nonassignability of Stock Appreciation Rights. Except as determined by the Board, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

(d)

Base Appreciation Amount and Term of Stock Appreciation Right. Notwithstanding anything herein to the contrary, the price used to determine the amount payable to a Participant (in accordance with Section 13(b) above) upon exercise of any Stock Appreciation Right granted under the Plan (referred to in the Plan as the “base appreciation amount”) shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that Stock Appreciation Rights may be granted with a base appreciation amount other than as required above pursuant to a merger or other corporate transaction. The term of each Stock Appreciation Right shall be the term stated in the Stock Award Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Stock Award Agreement.

(e)

No Repricings, Exchanges or Buyouts. Other than in connection with a change in the Company’s capitalization, merger or certain other transactions (as described in Section 16 of the Plan), the following actions will be subject to stockholder approval: (i) the reduction of the base appreciation amount of any Stock Appreciation Right granted under the Plan or (ii) the cancellation of a Stock Appreciation Right at a time when its base appreciation amount exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Stock Appreciation Right or other Award or for a cash payment. Notwithstanding the foregoing, canceling a Stock Appreciation Right in exchange for another

Option, Stock Appreciation Right or other Award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the base appreciation amount of the original Stock Appreciation Right shall not be subject to stockholder approval.

14.

Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a)

Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Participant shall not exceed U.S. $1,000,000.

(b)

Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The performance criteria for any portion of a Cash Award may be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than the Determination Date.

(c)

Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)

Termination of Employment. The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) death or (iii) otherwise shall have on any Cash Award.

15.	Taxes.
(a)

As a condition of the grant, exercise or vesting of an Option, Stock Award or Cash Award granted under the Plan or issuance of Shares under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option, Stock Award or Cash Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of Option, Stock Award or Cash Award and the issuance of Shares. The Company shall not be required to issue any Shares or pay any cash under the Plan until such obligations are satisfied.

(b)

In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Award.

(c)

In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory amounts required to be withheld. For purposes of this Section 15, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)

If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Award by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory amounts required to be withheld.

(e)

Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 15(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 15(d) above must be made on or prior to the applicable Tax Date.

(f)

In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the applicable Tax Date.

16.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.
(a)

Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Award, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Award, and the number of shares set forth in Sections 3(i) and 8 above, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Board shall also make such adjustments as provided in this Section 16(a) or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Award.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least 15 days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Award will terminate immediately prior to the consummation of such proposed action.

(c)

Merger or Sale of Assets. In the event of a proposed sale of all or substantially all of the Company’s assets or a merger of the Company with or into another corporation, each outstanding Award shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case such Award shall accelerate immediately prior to the consummation of the merger or sale of assets. For purposes of this Section 16(c), an Option or Stock Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such merger or sale of assets, each holder of an Option or Stock Award would be entitled to receive upon exercise of the Option or Stock Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of such transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option or the Stock Award at such time (after giving effect to any adjustments in the number of Shares covered by the Option or Stock Award as provided for in this Section 16); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Award (or, as applicable, vesting of a Stock Award), for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

(d)

Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option or Stock Award to reflect the effect of such distribution.

17.

Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Participant, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made in accordance with Applicable Laws to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Participant. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s award in the event of the Participant’s death on a beneficiary designation form provided by the Administrator.

18.

Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Board; provided, however, that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

19.	Amendment and Termination of the Plan.
(a)

Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee or holder of Stock Awards or Cash Awards under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. In addition, unless approved by the stockholders of the Company, no amendment shall be made that would result in a repricing of Options or Stock Appreciation Rights by (x) reducing the exercise price or base appreciation amount of outstanding Options and Stock Appreciation Rights or (y) canceling an outstanding Option or Stock Appreciation Right held by a Participant and re-granting to the Participant a new Option with a lower exercise price, a Stock Appreciation Right with a lower base appreciation amount, or another Award, in either case other than in connection with a change in the Company’s capitalization, merger or certain other transactions pursuant to Section 16 of the Plan.

(b)

Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Options, Stock Awards or Cash Awards already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Awards or Cash Awards and the Board, which agreement must be in writing and signed by the Optionee or holder of the Stock Awards or Cash Awards and the Company.

20.

Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option or Stock Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

21.

Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.

Agreements. Options, Stock Awards and Cash Awards shall be evidenced by written Option Agreements, and Stock Award Agreements and Cash Award Agreements respectively, in such form(s) as the Administrator shall approve from time to time.

23.

Stockholder Approval. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws.

24.

Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Parent or Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25.

Recoupment of Awards. In the event of a restatement of incorrect financial results, the Administrator will review all Awards, that, in whole or in part, were granted or paid to, or earned by, officers (within the meaning of Section 16 of the Exchange Act) of the Company based on performance during the financial period subject to such restatement. If any Award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Administrator may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such Award, in whole or in part, whether or not vested, earned or payable and/or (b) require the Award holder to repay to the Company an amount equal to all or any portion of the value from the grant, vesting or payment of the Award that would not have been realized or accrued based on the restated financial results.

VOTE DURECT 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 14, 2022. Online Go to www.investorvote.com/drrx or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/drrx Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 2022 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board recommends a vote FOR all nominees and FOR A Proposals 2, 3, 4 and 5. 1. The Election of two Class I directors of our Board of Directors to serve until the 2025 annual meeting of stockholders: For Withhold 01 - Terrence F. Blaschke 02 - Gail J. Maderis For Withhold 2. Approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 350,000,000 to 600,000,000. For Against Abstain 3. Approve the amendment and restatement of the 2000 Stock Plan. For Against Abstain 4. Advisory approval of executive compensation. 5. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 5 3 8 4 6 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03MQMD

The 2022 Annual Meeting of Stockholders of DURECT Corporation will be held on Wednesday, June 15, 2022 at 9:00 a.m., Pacific Time, virtually via the internet at www.meetnow.global/M9RFM9P. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the internet availability of proxy materials for the 2022 Annual Meeting of Stockholders. The material is available at: www.investorvote.com/DRRX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/drrx IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — DURECT Corporation Notice of 2022 Annual Meeting of Stockhoders Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2022 James E. Brown and Jian Li, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of DURECT Corporation to be held on Wednesday, June 15, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.